UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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CytRx Corporation

                                      (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CytRx Corporation

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

May 22, 2017
Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of CytRx Corporation. The meeting will be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California at 10:00 A.M., local time, on Wednesday, July 12, 2017.
The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the Annual Meeting. At the Annual Meeting, I will also report on CytRx's current operations and will be available to respond to appropriate questions from stockholders.
We sincerely hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, however, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Therefore, please take the time to vote your shares by completing and mailing the enclosed proxy card to us.
Thank you for your continued support.
Sincerely,

/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Chairman and Chief Executive Officer

i

CytRx Corporation

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on July 12, 2017
Notice is hereby given to the holders of common stock, $0.001 par value per share, of CytRx Corporation that the Annual Meeting of Stockholders will be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California, at 10:00 A.M., local time, on Wednesday, July 12, 2017 for the following purposes:
•	The election of one Class II director to serve until the 2020 Annual Meeting of Stockholders;
•
Approval of an amendment to our Restated Certificate of Incorporation to enable our board of directors in its discretion to effect a reverse stock split of our outstanding common stock at any time prior to next year's annual meeting of our stockholders in the range of between 1-for-3 and 1-for-8;

•
Approval of separate amendments to our 2008 Stock Incentive Plan to (x) fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares and (y) fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the "Section 162(m) limitation," at 1,500,000 shares, in each case, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, if any;

•
Approval of an amendment to our Restated Certificate of Incorporation to increase the total number of shares of all classes of stock that CytRx shall have the authority to issue up to Five Hundred Five Million (505,000,000), of which Five Hundred Million (500,000,000) shall be common stock, par value $0.001 per share, and Five Million (5,000,000) shall be preferred stock, par value $0.01 per share, which amendment will be effected only if Proposal 2 relating to the reverse stock split is not approved or the reverse stock split is not effected;

•	To recommend, by advisory vote, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers;
•	The advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement;
•	The ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
•	The transaction of such other business as may properly come before the Annual Meeting and at any postponement or adjournment thereof.
Only those stockholders of record at the close of business on May 12, 2017 are entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.
By Order of the board of directors,

May 22, 2017	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING AND WISH TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

CytRx Corporation

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
To Be Held July 12, 2017
PROXY STATEMENT
This Proxy Statement is furnished to holders of common stock, $0.001 par value per share, of CytRx Corporation, a Delaware corporation ("we," "us," "our," "CytRx" or the "company"), in connection with the solicitation of proxies by our board of directors ("board of directors" or "board") for use at our 2017 Annual Meeting of Stockholders to be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California, at 10:00 A.M., local time, on Wednesday, July 12, 2017, and at any postponement or adjournment thereof.
This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about May 25, 2017.
Our board of directors is asking you to vote your shares by completing, signing and returning the proxy card. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
What is a proxy?
A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Mr. David Haen, our Vice President of Business Development and Investor Relations and John Y. Caloz, our Chief Financial Officer, as proxy holders for the Annual Meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Messrs. Haen and Caloz, or either of them, to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is advisable to complete, sign and return your proxy card before the Annual Meeting date just in case your plans change. You may vote, in person, at the Annual Meeting even if you have previously returned a proxy.
What is a Proxy Statement?
This Proxy Statement is a document that regulations of the Securities and Exchange Commission, or SEC, require us to give you when we ask you to sign a proxy card designating Messrs. Haen and Caloz as proxies to vote on your behalf.
What is in this proxy statement?
This Proxy Statement describes the Proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the Proposals, as well as other information about us, so that you can make an informed decision.

What am I voting on?
(1)	The election of one Class II director to serve until the 2020 annual meeting of stockholders;
(2)
The approval of an amendment to our Restated Certificate of Incorporation to enable our board of directors to effect a reverse stock split of our outstanding common stock at any time prior to next year's annual meeting our stockholders in a range of between 1-for-3 and 1-for-8;

(3) and (4)
The approval of separate amendments to our 2008 Stock Incentive Plan to (x) fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares and (y) fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the "Section 162(m) limitation," at 1,500,000 shares, in each case, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, if any;

(5)
The approval of an amendment to our Restated Certificate of Incorporation to increase the total number of shares of all classes of stock that CytRx shall have the authority to issue up to Five Hundred Five Million (505,000,000), of which Five Hundred Million (500,000,000) shall be common stock, par value $0.001 per share, and Five Million (5,000,000) shall be preferred stock, par value $0.01 per share, which our board of directors will implement only if Proposal 2 relating to the reverse stock split is not approved or the reverse stock split is not effected;

(6)	To recommend, by non-binding vote, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers;
(7)	The advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement;
(8)	The ratification of our appointment of independent accountants; and
(9)	The transaction of such other business as may properly come before the Annual Meeting and at any postponement or adjournment thereof.

What is the purpose of the amendment to the Restated Certificate of Incorporation regarding a reverse stock split?

The purpose of the amendment is to enable our board of directors in its discretion to effect a reverse stock split of our outstanding common stock within a specified range in order to increase the trading price of our common stock to facilitate continued listing of our common stock on The NASDAQ Stock Market. The reverse stock split, by itself, is not expected to affect our market capitalization, although the actual market capitalization of the Company will depend on the number of outstanding shares and the prevailing market price of our common stock and other factors and may rise or fall in the future.
What is the purpose of the amendments to the 2008 Stock Incentive Plan?
The purpose of the amendments which are subject to the approval of Proposal 2 relating to the reverse stock split is to fix the aggregate number of shares of our common stock subject to the 2008 Plan and the number of shares subject to the Section 162(m) limitation under the 2008 Plan. Without these amendments, these existing share limits under the 2008 Plan will be decreased proportionately as a result of the reverse stock split, if any, described in Proposal 2.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on May 12, 2017 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.
What if I change my mind after I return my proxy card?
You may revoke your proxy card and change your vote by:
•	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or
•	voting in person at the Annual Meeting.

    However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the Annual Meeting.
Will my shares be voted if I do not return my proxy card?
If your shares are held in street name, your brokerage firm may vote your shares without your instructions only under certain circumstances.
Brokerage firms have authority under the rules of The NASDAQ Capital Market to vote customers' unvoted shares on "routine" matters only. Under these rules, Proposals 1 through 8 are considered non-routine, so if you do not give your broker instructions, your shares will be treated as broker non-votes and will not be voted with respect to each of Proposals 1 through 8.  Proposal 8 is considered a routine matter.
If you do not return a proxy card to vote your shares, your brokerage firm may either:
•	vote your shares on Proposal 9 only; or
•	leave your shares unvoted.
We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the Proposals described in this Proxy Statement.
What constitutes a quorum?
Our Restated Bylaws, as amended ("Restated Bylaws"), provide that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business.
For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include so-called broker non-votes (shares held by a broker or nominee that has no authority to vote upon a particular matter) also will be counted as shares present for purposes of establishing a quorum. On the record date, there were 152,054,818 shares of our common stock issued and outstanding.
What are the voting rights of the holders of our common stock?
Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to Proposal 1, the election of directors, there is only one nominee, who will be elected by the number of affirmative votes cast on the Proposal. Approval of each of the other Proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that Proposal at the Annual Meeting.
With respect to Proposal 1, the election of directors, you may vote "FOR" or "WITHHOLD AUTHORITY" with respect to the nominee. In tabulating the voting results for the election of directors, only "FOR" votes will be counted.
With respect to each of Proposals 2 through 5, 7 and 8, you may vote "FOR," "AGAINST" or "ABSTAIN."
With respect to Proposal 6, to recommend, by non-binding vote, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers, you may vote "EVERY YEAR," "EVERY TWO YEARS," "EVERY THREE YEARS" or "ABSTAIN."
Broker non-votes and abstentions will have no effect on the outcome of any Proposal.
What happens if the director nominee is unable to stand for election?
Our board of directors may select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Haen and Caloz, or either of them, can vote your shares for the substitute nominee. They cannot vote for more than one nominee.
v

What are the board's recommendations?
The recommendations of our board of directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our board of directors recommends a vote:

•	"FOR" election of the incumbent Class II director named in this Proxy Statement as described in Proposal 1;
•
"FOR" approval of the amendment to the CytRx Corporation Restated Certificate of Incorporation to enable our board of directors to effect a reverse stock split of our outstanding common stock at any time prior to next year's annual meeting of our stockholders in the range of between 1-for-3 and 1-for-8 as described in Proposal 2;

•
"FOR" approval of separate amendments to our 2008 Stock Incentive Plan to (x) fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares and (y) fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the "Section 162(m) limitation," at 1,500,000 shares, in each case, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, if any, as described in Proposals 3 and 4;

•
"FOR" approval of an amendment to our Restated Certificate of Incorporation to increase the total number of shares of all classes of stock that CytRx shall have the authority to issue up to Five Hundred Five Million (505,000,000), of which Five Hundred Million (500,000,000) shall be common stock, par value $.001 per share, and Five Million (5,000,000) shall be preferred stock, par value $0.01 per share as described in Proposal 5, which amendment will be effected only if Proposal 2 relating to the reverse stock split is not approved or the reverse stock split is not effected;

•	"EVERY YEAR" for the conduct of an advisory vote on the compensation of our named executive officers as described in Proposal 6;
•	"FOR" advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement as described in Proposal 7; and
•	"FOR" ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2017 as described in Proposal 8.

Proxies
If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED IN ACCORDANCE WITH OUR BOARD OF DIRECTORS' RECOMMENDATIONS IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXIES.
Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.
Where do I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K to be filed no later than July 18, 2017 with the SEC. You may obtain a copy of the Form 8-K by contacting us at (310) 826-5648 or at an SEC public reference room. For the location of an SEC public reference room, please contact the SEC at (800) SEC-0330.
You can also read the Form 8-K that will contain the voting results on the Internet at www.cytrx.com or through the SEC's electronic data system called EDGAR at www.sec.gov .

How do I receive an annual report?
A copy of? our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is being delivered with this Proxy Statement.  The Annual Report is also available on our website at www.cytrx.com  and on the SEC's website at www.sec.gov. The Annual Report available on our website includes a letter to stockholders from our Chairman and Chief Executive Officer. Copies of exhibits to the Annual Report will be made available for a reasonable charge upon written request to CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.
We encourage you to review our periodic reports filed with the SEC, including, but not limited to, our most recent Quarterly Report on Form 10‑Q filed on May 10, 2017.
Do we have a policy about directors' attendance at the annual meeting?
Our Governance Guidelines set forth our expectation that our directors attend our annual meetings of stockholders. At our last annual meeting, all of the directors comprising the Board at that time were in attendance.
How are proxies solicited, and what is the cost?
This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, but will not be compensated for these solicitation activities.
We have engaged Alliance Advisors to assist in the solicitation of proxies.  We will pay Alliance Advisors a fee of $9,500.00 plus reasonable out-of-pocket charges and a flat fee of $5.50 per outbound proxy solicitation call.
We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.
Is a copy of this proxy statement available on the Internet?

    Yes. This proxy statement is available at our website at www.cytrx.com and on the SEC's website at www.sec.gov.

*
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JULY 12, 2017 – This Proxy Statement, along with the proxy card, and letter of transmittal from our Chairman and Chief Executive Officer accompanying our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission are available at our website, www.cytrx.com , under "Investor Relations."

TABLE OF CONTENTS

PROPOSAL 1	ELECTION OF DIRECTORS	1

PROPOSAL 2	APPROVAL OF AMENDMENT TO THE CYTRX CORPORATION RESTATED CERTIFICATE OF INCORPORATION REGARDING A REVERSE STOCK SPLIT	31

PROPOSALS 3 AND 4	APPROVAL OF AMENDMENTS TO THE CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN	34

PROPOSAL 5	APPROVAL OF AMENDMENT TO THE CYTRX CORPORATION RESTATED CERTIFICATE OF INCORPORATION	42

PROPOSAL 6	ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION	43

PROPOSAL 7	ADVISORY VOTE ON EXECUTIVE COMPENSATION	44

PROPOSAL 8	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45

	STOCKHOLDER PROPOSALS	46

	OTHER MATTERS	46

ANNEX A	AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION (reverse stock split)	47

ANNEX B	NINTH AMENDMENT TO THE CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN	48

ANNEX C	TENTH AMENDMENT TO THE CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN	49

ANNEX D	AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION (authorized shares of stock)	50

PROPOSAL 1
ELECTION OF DIRECTORS
Pursuant to our Restated Bylaws, our board of directors has fixed the number of our directors at five. Our Amended and Restated Certificate of Incorporation, as amended, and our Restated Bylaws provide for the classification of our directors into three classes, which we refer to as Class I, Class II and Class III, with each Class to consist as nearly as possible of an equal number of directors. One Class of directors is to be elected at each annual meeting of stockholders to serve for a term of three years.
We have two incumbent directors in Class II whose terms expire at the Annual Meeting. One of the Class II directors, Anita J. Chawla, Ph.D., has informed us that she will be retiring as a director upon the expiration of her term. Our board of directors has nominated the second incumbent Class II director, Mr. Steven A. Kriegsman, for re-election as a Class II director to serve until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified.
Information concerning Mr. Kriegsman, as well as the directors whose terms of office will continue after the Annual Meeting, is set forth below. Each director's age is indicated in parentheses after his name.
Class II — Nominee to Serve as a Director Until the 2020 Annual Meeting
We believe that Mr. Kriegsman will be available and able to serve as a director and continue as our Chairman of the Board. In the event that he is unable or unwilling to serve, the proxy holders will vote the proxies for such other nominee as they may determine.
Steven A. Kriegsman (75) has been CytRx's Chairman of the Board and Chief Executive Officer since October, 2014 and a director since July 2002. He previously served as Director and Chairman of Global Genomics from June 2000 until 2002. Mr. Kriegsman is an inactive Chairman and Founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies in the healthcare industry. During his career, he has advised such companies as SuperGen Inc., Closure Medical Corporation, Novoste Corporation, and many other public and private companies. In the past five years, Mr. Kriegsman has also served on the board of directors of Bradley Pharmaceuticals, Inc. and Catasys, Inc. Mr. Kriegsman has a B.S. degree with honors from New York University in Accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman is a graduate of the Stanford Law School Directors' College.
Mr. Kriegsman was formerly a Certified Public Accountant with KPMG in New York City. In February 2006, Mr. Kriegsman received the Corporate Philanthropist of the Year Award from the Greater Los Angeles Chapter of the ALS Association and in October 2006, he received the Lou Gehrig Memorial Corporate Award from the Muscular Dystrophy Association. Mr. Kriegsman has been a guest speaker and lecturer at various universities including California Institute of Technology (Caltech), Brown University, and New York University. He also was an instructor at York College in Jamaica (Queens), NY, where he taught business and finance to a diverse group of minority students in York's adult education program. Mr. Kriegsman has been active in various charitable organizations including the Biotechnology Industry Organization, the California Health Institute, the ALS Association, the Los Angeles Venture Association, the Southern California Biomedical Council, the American Association of Dance Companies and the Palisades-Malibu YMCA.
Mr. Kriegsman's extensive history as a member of management is vital to the board of directors' collective knowledge of our day-to-day operations. Mr. Kriegsman also provides great insight as to how CytRx grew as an organization and his institutional knowledge is an invaluable asset to the board of directors in effecting its oversight of CytRx's strategic plans. Mr. Kriegsman's presence on the board of directors also allows for a flow of information and ideas between the board of directors and management.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION
OF MR. KRIEGSMAN AS A CLASS II DIRECTOR.

Continuing Directors
The following is a description of the incumbent Class I and Class III directors whose terms of office will continue after the 2017 Annual Meeting:
Class III —Term Expiring at the 2018 Annual Meeting
Dr. Earl W. Brien, M.D. (57) joined our board of directors on December 2, 2016. He is a renowned orthopedic and sarcoma surgeon who is a Professor of Orthopedic Surgery and also the Surgical Director of the Sarcoma Service at Cedars Sinai Medical Center in Los Angeles, California. After completing his matriculation as a Fellow at Memorial Sloan Kettering Cancer Center and the Hospital for Special Surgery in musculoskeletal tumors and metabolic bone disease respectively, he became the Director of the Musculoskelatal Tumor Program and Metabolic Bone Disease Center at Orthopedic Hospital. Dr. Brien is the recipient of numerous grants, with an extensive bibliography of peer-reviewed articles spanning more than 20 years to his credit. He has also presented annually at national and international meetings for the past 20 years. From 1993 until 2004, he served as the Cancer Commission Chairman and Cancer Liaison Physician for the American College of Surgeons Commission on Cancer at Orthopedic Hospital. Our board of directors believes that Dr. Brien is highly qualified to serve as a member of the board because of his wide-ranging experience with sarcoma patients in particular, and his expertise in medical research and other matters related to the operation of a biotechnology company.
Joel K. Caldwell (62) has been appointed to our board of directors and as Chair of the Audit Committee of our board of directors effective as of July 12, 2017.  He brings more than 30 years of experience in tax matters, finance and internal auditing. Mr. Caldwell retired from Southern California Edison, one of the nation's largest public utilities, where he had been employed for 28 years in various executive-level accounting and finance positions covering Internal Audits, Executive Compensation, Long Term Finance, Employee Benefits and, most recently prior to his retirement, Sarbanes-Oxley Internal Controls Compliance. He also worked in public accounting at the firm of Arthur Andersen & Co. Mr. Caldwell volunteers his business skills, serving as a financial advisor on the board of trustees of a charitable organization, and continues his involvement with track and field sports by volunteering as a meet official at Pacific Palisades Charter High School. He holds B.S. and M.B.A. degrees from the University of California, Berkeley. Mr. Caldwell has been a Certified Public Accountant in California since 1982 and a Certified Internal Auditor since 1986. He is a member of both the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. His diverse background in accounting, auditing and finance will provide the board with a balanced perspective to enhance its stewardship of the company.
Eric J. Selter (59), our other incumbent Class III director, has informed us that he will be retiring as a director effective as of July 11, 2017.
Class I —Term Expiring at the 2019 Annual Meeting
Louis Ignarro, Ph.D. (75) has been a director since July 2002 and serves as the Chairman of the board's Nomination and Governance Committee since March 9, 2015. Since December, 2016, Dr. Ignarro also serves as the lead independent director and Chairman of the Compensation Committee. He previously served as a director of Global Genomics since November 20, 2000. Dr. Ignarro also served as the Jerome J. Belzer, M.D. Distinguished Professor of Pharmacology in the Department of Molecular and Medical Pharmacology at the UCLA School of Medicine until his retirement as Professor Emeritus in 2013. Dr. Ignarro had been at the UCLA School of Medicine since 1985 as a professor, acting chairman and assistant dean. Dr. Ignarro received the Nobel Prize for Medicine in 1998. Dr. Ignarro received a B.S. in pharmacy from Columbia University and his Ph.D. in Pharmacology from the University of Minnesota. Dr. Ignarro is a Nobel Laureate and an esteemed medical researcher whose experience enables him to offer important scientific guidance to our board of directors.
Meetings of the Board of Directors and Committees
Board of Directors
The property, affairs and business of CytRx are conducted under the general supervision and management of our board of directors as called for under the laws of Delaware and our Restated Bylaws. Mr. Kriegsman, our Chief Executive Officer, also serves as Chairman of our board of directors. Dr. Ignarro serves as our lead independent director. Our board of directors has established a standing Audit Committee, Compensation Committee, Nomination and Governance Committee and Strategy Committee.
The board of directors held 19 meetings in 2016. Each of our current directors attended at least 75% of the meetings of the board and of board committees on which the director served during this period, with the exception of Dr. Brien, who joined the board in early December. Dr. Brien then attended at least 75% of the board meetings in 2016 held subsequent to his election. Board meeting agendas include regularly scheduled executive sessions for the independent directors to meet without management present. In 2016, the independent directors met two times in executive session.

Director Independence
Our board of directors has determined that retiring directors Dr. Chawla and Mr. Selter, as well as continuing directors Drs. Ignarro and Brien and Mr. Caldwell, are "independent" under the current independence standards of both The NASDAQ Capital Market and the SEC, and have no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that are inconsistent with a finding of their independence as members of our board of directors. Our board has determined that the directors mentioned above also met the higher standards of The NASDAQ Capital Market of "independence" for purposes of service as the members of our Audit Committee. In making these determinations, our board of directors has broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, and familial relationships, among others.
The following table provides information concerning the current membership of our board committees:
Name	Audit Committee	Compensation Committee	Nomination and Governance Committee	Strategy Committee
Louis J. Ignarro, Ph.D. (Lead Director)	●	Chair	Chair	●
Anita H, Chawla, Ph.D. (1)			●	Chair
Earl W, Brien, M.D. (3)	●	●	●	●
Eric J. Selter (2)	Chair

(1) Dr. Chawla has informed us that she will be retiring as a director upon expiration of her term at this Annual Meeeting.

(2)
Mr. Selter has informed us that he will be retiring as a director effective as of July 11, 2017.  Mr. Caldwell has been appointed to replace Mr. Selter as a director and Chair of the Audit Committee effective as of July 12, 2017.

(3) Dr. Brien has been appointed to replace Dr. Chawla as Chair of the Strategy Committee.

Audit Committee

Our board of directors has determined that each of the current members of the Audit Committee is "independent" under the current independence standards of The NASDAQ Capital Market and the SEC. Our board of directors has also determined that Mr. Selter is an audit committee financial expert.
The Audit Committee's responsibilities include oversight activities described below under the "Report of the Audit Committee." The Audit Committee reviews our financial structure, policies and procedures, appoints our independent registered public accounting firm, reviews with our independent registered public accounting firm the plans and results of the audit engagement, approves audit and permitted non-audit services provided by our independent registered public accounting firm, reviews the independence of our independent registered public accountants and reviews the adequacy of our internal accounting controls.
The Audit Committee has discussed with our independent registered public accounting firm the firm's independence from management and us, including the matters in the written disclosures required by the Independence Standards board and considered the compatibility of permitted non-audit services with the auditors' independence.

Audit Committee Report
Set forth below is the Audit Committee Report:
The following Report does not constitute soliciting material and should not be considered or deemed filed, or incorporated by reference into any filing, by us with the SEC, except to the extent we specifically incorporate this Report by reference.
The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities relating to:

•	The quality and integrity of our financial statements and reports.
•	Our independent registered public accounting firm's qualifications and independence.
•	The performance of our internal audit function and our independent auditors.
The Audit Committee operates under a written charter adopted by our board of directors, a copy of which is available on our website at www.cytrx.com .
The Audit Committee's primary duties and responsibilities are to:
•	Serve as an independent and objective party to monitor our financial reporting process and internal control system.
•	Review and appraise the audit efforts of our independent accountants and internal audit function.
•	Provide an open avenue of communication among the independent accountants, internal auditors, our management and the board of directors.
    The Audit Committee provides assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and the board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee must pre-approve all auditing services and all permitted non-auditing services to be provided by the outside auditors. In general, the Audit Committee's policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the auditors' independence and there are cost or other efficiencies in obtaining such services from the auditors as compared to other possible providers. During 2016, the Audit Committee approved all of the audit and non-audit services Proposals submitted to it.

The Audit Committee met four times during 2016. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.
As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with accounting principles generally accepted in the United States and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed under applicable rules, regulations and U.S. generally accepted auditing standards (including Auditing Standard No. 1301, "Communications with Audit Committees" as adopted by the Public Company Accounting Oversight Board ("PCAOB").
The Audit Committee retained BDO USA, LLP to audit our financial statements for 2016. The Audit Committee also has selected BDO USA, LLP as our independent registered public accounting firm for fiscal 2017.
The Audit Committee discussed with BDO USA, LLP, which audited our annual financial statements for 2016, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by BDO USA, LLP to the Audit Committee as required by the PCAOB.
In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of CytRx's internal control structure. As part of this process, the Audit Committee continues to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.
Taking all of these reviews and discussions into account, the Audit Committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC.
Respectfully submitted,

Audit Committee:

Eric J. Selter, Chair
Louis Ignarro, Ph.D.
Earl W. Brien, M.D.

Compensation Committee
The Compensation Committee is authorized to determine the annual salaries and bonuses of our officers and to determine in its sole discretion all grants of stock options, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our various stock option plans. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans. The Compensation Committee operates pursuant to a written charter, a copy of which is available on our website at www.cytrx.com. Our board of directors has determined that each of the current members of the Compensation Committee, Drs. Ignarro and Brien, are "independent" under the current independence standards of The NASDAQ Capital Market for purposes of service on the Compensation Committee.
The Compensation Committee has reviewed our compensation policies and practices for all employees, including our named executive officers, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us.
The Compensation Committee held five meetings during 2016.
Nomination and Governance Committee
The Nomination and Governance Committee assists our board of directors in discharging its duties relating to corporate governance and the compensation and evaluation of the board. The Nomination and Governance Committee also operates pursuant to a written charter, a copy of which is available on our website at www.cytrx.com .  Our board of directors has determined that each of the current members of the Nomination and Governance Committee, Drs. Chawla, Ignarro and Brien, are "independent" under the current independence standards of The NASDAQ Capital Market.
The principal responsibilities of the Nomination and Governance Committee include:
•	Overseeing our corporate governance practices and developing and recommending to our board a set of corporate governance guidelines.
•	Assisting our board in identifying qualified director candidates, selecting nominees for election as directors at meetings of stockholders and selecting candidates to fill vacancies on our board.
•
Creating and recommending to our board a policy regarding the consideration of director candidates recommended by stockholders and procedures for stockholders' submission of nominees of director candidates.

•	Reviewing and recommending the compensation for non-employee directors and making recommendations to our board for its approval.
•	Establishing criteria for our board and for all committees (including the Nomination and Governance Committee) to use to evaluate their performance on an annual basis.
•	Overseeing and advising our board regarding developments related to corporate governance.
The Nomination and Governance Committee has sole authority, in connection with the identification of qualified director candidates, to retain and terminate any search firm for such purpose (including the authority to approve any such firm's fees and other retention terms). We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.
The Nomination and Governance Committee held three meetings during 2016.
The Nomination and Governance Committee has not established any specific minimum qualifications for director candidates, or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director.
Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nomination and Governance Committee generally will consider, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. We have no formal policy of considering diversity in identifying director nominees, but the Nomination and Governance Committee seeks to include on the board of directors a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the board of directors confronts. These individual qualities can include matters such as experience in the company's industry, technical experience ( i.e. , medical or research expertise), experience gained in situations comparable to the company's, leadership experience, and relevant geographical diversity.

Stockholder Recommendations of Director Candidates
The policy of the Nomination and Governance Committee is that a stockholder wishing to submit recommendations for director candidates for consideration by the Nomination and Governance Committee for election at an annual meeting of shareholders must do so in writing by December 15 of the previous calendar year. The written recommendation must include the following information:
•	A statement that the writer is a stockholder and is proposing a candidate for consideration.

•	The name and contact information for the candidate.

•	A statement of the candidate's business and educational experience.

•	The number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned.

•	The written consent of the candidate to serve as a director if nominated and elected.

•	Information regarding any relationship or understanding between the proposing stockholder and the candidate.

•	A statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate's qualifications to serve as a director.

As to the stockholder giving the notice, the written recommendation must state the name and address of the stockholder and the number of shares of our common stock which are owned beneficially or of record by the shareholder.
Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our board members or management are evaluated.
Stockholder Nominations of Directors
Our Restated Bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the Nomination and Governance Committee as described above. Any stockholder nominations must comply with the requirements of our Restated Bylaws and should be addressed to: Corporate Secretary, CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049.
Stockholder Communication with Board Members
Stockholders who wish to communicate with our board members may contact us by telephone, facsimile or regular mail at our principal executive office. Written stockholder communications specifically marked as a communication for our board of directors or a particular director, will be forwarded unopened to the Chairman of the Board or to the particular director to which they are addressed, or presented to the full board or the particular director at the next regularly scheduled board meeting. In addition, stockholder communications received by us via telephone or facsimile for our board of directors or a particular director will be forwarded to our board or the particular director by an appropriate officer.

Transactions with Related Persons
General
Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter and NASDAQ Marketplace Rules.
Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.
As a result, the procedures followed by the Audit Committee to evaluate transactions with related persons require:
•
That all related person transactions, all material terms of the transactions, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction must be communicated to the Audit Committee; and

•
That all related person transactions, and any material amendment or modification to any related person transaction, be reviewed and approved or ratified by the Audit Committee, as required by the requirements of The NASDAQ Capital Market.

Our Audit Committee will evaluate related person transactions based on:
•	Information provided by members of our board of directors in connection with the required annual evaluation of director independence;

•	Pertinent responses to the Directors' and Officers' Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;

•	Background information on nominees for director provided by the Nominating and Corporate Governance Committee of our board of directors; and

•	Any other relevant information provided by any of our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related person transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related person transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director's status as an independent director as prescribed in The NASDAQ Marketplace Rules.

There were no related person transactions in 2016.
Applicable Definitions
For purposes of our Audit Committee's review:
•	"Related person" has the meaning given to such term in Item 404(a) of Securities and Exchange Commission Regulation S-K ("Item 404(a)"); and

•	"Related person transaction" means any transaction for which disclosure is required under the terms of Item 404(a) involving us and any related persons.

Board Member Attendance at Annual Meetings
Our board of directors has no formal policy regarding attendance of directors at our annual stockholder meetings. Our 2016 Annual Meeting of Stockholders was attended by all of our directors at the time.

Section 16(a) Beneficial Ownership Reporting Compliance
Each of our executive officers and directors and persons who owns more than 10% of our outstanding shares of common stock is required under Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that our directors and executive officers and greater than 10% shareholders for 2016 timely complied with all applicable Section 16(a) filing requirements.
Security Ownership of Certain Beneficial Owners and Management
Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of May 12, 2017 by: (1) each person who is known by us to beneficially own more than five percent of our common stock; (2) each of our directors; (3) our named executive officers listed in the Summary Compensation Table under the caption "Executive Compensation"; and (4) all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the SEC rules. Shares of common stock subject to warrants or options that are presently exercisable, or exercisable within 60 days of May 12, 2017, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the warrants or options, but not in computing the percentage ownership of any other person. The percentage ownership reflected in the table is based on 152,054,818 shares of our common stock outstanding as of May 12, 2017. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock shown, subject to applicable community property laws. An asterisk (*) represents beneficial ownership of less than 1%.

Name of Beneficial Owner	Number	Note	Percent
Named Executive Officers and Directors
Louis Ignarro, Ph.D.	865,274	(1)	*
Steven A. Kriegsman	6,094,487	(2)	4.0%
Eric J. Selter	722,213	(3)	*
Anita J. Chawla, Ph.D	540,000	(4)	*
Earl W. Brien, M.D.	421,484	(5)	*
Daniel Levitt, M.D., Ph.D.	1,434,130	(6)	*
John Y. Caloz	715,255	(7)	*
Scott Wieland, Ph.D.	578,096	(8)	*
All executive officers and directors as a group (eight persons)	11,370,939	(9)	7.5%

Name and Address of 5% Beneficial Owners
Sabby Management, LLC 10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458	14,100,000		7.5%

_____________
(1)	Includes 852,143 shares subject to options or warrants.
(2)	Includes 3,171,795 shares subject to options or warrants.
(3)	Includes 696,070 shares subject to options or warrants.
(4)	Consists of shares subject to options or warrants.
(5)	Includes 360,000 shares subject to options or warrants.
(6)	Includes 1,328,572 shares subject to options or warrants.
(7)	Includes 710,713 shares subject to options or warrants.
(8)	Consists of shares subject to options or warrants.
(9)	Includes 8,237,389 shares subject to options or warrants
(10)	According to information provided by Sabby Management, LLC.

Executive Officers
Set forth below is information regarding our current executive officers (other than information relating to Steven A. Kriegsman, our Chairman and Chief Executive Officer, which is set forth above under "Continuing Directors"). Each officer's age is indicated in parentheses after his name.
Daniel Levitt, M.D., Ph.D. (69) joined us in October 2009 as our Chief Medical Officer, and was promoted to the position of Executive Vice President in 2013. In January 2017, he assumed the responsibilities of Chief Operating Officer in addition to his duties as Chief Medical Officer. Dr. Levitt brings more than 24 years of senior management experience, having spearheaded numerous drug development programs to commercialization at leading biotechnology and pharmaceutical companies. Prior to joining CytRx, Dr. Levitt served from January 2007 to February 2009 as Executive Vice President, Research and Development at Cerimon Pharmaceuticals, Inc. Since 2009, Dr. Levitt has also served as a director on Aquinox Pharmaceuticals, a listed public company, and is a member of its Compensation, Nominating and Governance Committees. Prior to that, from August 2003 to April 2006, he was Chief Medical Officer and Head of Clinical and Regulatory Affairs at Dynavax Technologies Corporation, managing clinical trials for four programs and overseeing multi-country regulatory strategies. From August 2002 to July 2003, Dr. Levitt was Chief Operating Officer and Head of Research and Development at Affymax, Inc., and prior to that he spent six years at Protein Design Labs, Inc., completing his tenure as that firm's President and Head of Research and Development. Dr. Levitt's past experience includes a position as Head of Drug Development at Geron Corporation, and Head of the Cytokine Development Unit and Global Clinical Oncology at Sandoz Pharmaceuticals Ltd., and as Director, Clinical Oncology and Immunology at Hoffmann-LaRoche, Inc. Dr. Levitt graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor of Arts degree from Brandeis University. He earned both his M.D. and his Ph.D. in Biology from the University of Chicago, Pritzker School of Medicine. Dr. Levitt has received ten major research awards and authored or co-authored nearly 200 papers and abstracts.
    John Y. Caloz (65) joined us in October 2007 as our Chief Accounting Officer. In January of 2009 Mr. Caloz was named Chief Financial Officer. He has a history of providing senior financial leadership in the life sciences sector, as Chief Financial Officer of Occulogix, Inc, a NASDAQ listed, medical therapy company. Prior to that, Mr. Caloz served as Chief Financial Officer of IRIS International Inc., a Chatsworth, CA based medical device manufacturer. He served as Chief Financial Officer of San Francisco-based Synarc, Inc., a medical imaging company, and from 1993 to 1999 he was Senior Vice President, Finance and Chief Financial Officer of Phoenix International Life Sciences Inc. of Montreal, Canada, which was acquired by MDS Inc. in 1999. Mr. Caloz was a partner at Rooney, Greig, Whitrod, Filion & Associates of Saint Laurent, Quebec, Canada, a firm of Chartered Accountants specializing in research and development and high tech companies, from 1983 to 1993. Mr. Caloz, a Chartered Professional Accountant and Chartered Accountant, holds a degree in Accounting from York University, Toronto, Canada.
Scott Wieland, Ph.D. (58) joined CytRx in 2005 as Vice President, Clinical and Regulatory Affairs and was promoted to the position of Senior Vice President, Drug Development in December 2008. Prior to that, he served in senior level positions in the areas of Drug Development, Clinical and Regulatory Affairs at various biotech firms. He spent five years at NeoTherapeutics, Inc. serving as the Director of Product Development and was later promoted to Vice President of Product Development. From 1990 to 1997, he served as Director of Regulatory Affairs at CoCensys, Inc. Dr. Wieland has a Ph.D. in Biopsychology and an M.A. in Psychology from the University of Arizona. He has an MBA from Webster University. Dr. Wieland received his B.S. in Physiological Psychology from the University of California, Santa Barbara.
David J. Haen (39) joined CytRx in October 2003 as Director of Business Development and was promoted to Vice President of Business Development in December 2007. Since 2013, he also serves as Vice President of Investor Relations. From 1999 to 2003, Mr. Haen worked as an associate for Kriegsman Capital Group LLC, a financial advisory firm focused on emerging companies in the life sciences field. Mr. Haen graduated Cum Laude with a Bachelor of Arts degree in Communications and Business from Loyola Marymount University.

Compensation Discussion and Analysis
Overview of Executive Compensation Program
The Compensation Committee of our Board of Directors has responsibility for establishing, implementing and monitoring our executive compensation program philosophy and practices. Generally speaking, the Compensation Committee determines the compensation of our Chief Executive Officer and other named executive officers for approval by our Board of Directors.
The Compensation Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to our other officers.
The Compensation Committee operates under a formal charter, a copy of which is available on our website at www.cytrx.com that governs its duties and conduct.
At the 2016 annual meeting of stockholders, the stockholders on a non-binding, advisory basis, approved the compensation of our executive officers as disclosed in our 2016 proxy statement. Based upon the results of this stockholder advisory vote, the Compensation Committee determined to continue its compensation policies and procedures.
Throughout this Proxy Statement, the individuals included in the Summary Compensation Table below are referred to as our "named executive officers."
Compensation Philosophy and Objectives
The components of our executive compensation consist of salary, annual and special cash bonuses awarded based on the Compensation Committee's subjective assessment of the achievement of corporate goals and each individual executive's job performance, stock option grants to provide executives with longer-term incentives, and occasional special compensation awards (either cash, stock or stock options) to reward extraordinary efforts or results.
The Compensation Committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to individual executive's job responsibilities and reward the achievement of strategic goals of our company. We use annual and other periodic cash bonuses to reward an officer's achievement of specific goals, including goals related to the development of our drug candidates and replenishment and management of our working capital. We use employee stock options as a retention tool and as a means to align the executive's long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to improve stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our company's ability to attract and retain excellent employees in key positions and to assure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of comparable companies.
 Each of the corporate goals established and subsequently reviewed by the Compensation Committee results from a collaboration among our named executive officers, including the leadership of our Chief Executive Officer and the support of our principal legal, financial, clinical, medical, commercial and business development officers. The Compensation Committee's assessment of the relative contribution of each named executive officer is based on periodic reports to our full Board of Directors regarding the progress of these business accomplishments and the individual efforts of our named executive officers, and year-end consultations, which include discussions of performance reviews, with our Chief Executive Officer that are a normal part of the Compensation Committee's compensation determinations. The Compensation Committee employs no objective measure of any individual's contribution.
The bonus amounts awarded to our eligible named executive officers are a function of their office and total compensation relative to the total compensation of our Chief Executive officer, based upon their employee evaluations, and with consideration given to comparable companies for similarly-situated employees. The bonus amounts awarded to each named executive officer is set forth in the Summary Compensation Table.
Because of the size of our company, the small number of executive officers in our company, and our company's financial priorities, the Compensation Committee has not implemented any pension benefits, deferred compensation plans or other similar plans for our named executive officers.

Role of Executive Officers in Compensation Decisions
The Compensation Committee annually determines the compensation of our named executive officers. Mr. Kriegsman, our Chairman of the Board and Chief Executive Officer, typically attends all meetings of the Compensation Committee, except for executive sessions at which his compensation is discussed. At the request of the Compensation Committee, Mr. Kriegsman provides his assessment of the performance of our named executive officers, other than himself. Mr. Kriegsman also takes an active part in the discussions of the compensation of named executive officers other than himself and assists in the development of a review matrix of each executive's contributions to the goals of the company that forms the basis for some compensation determinations. The Compensation Committee grants due consideration to Mr. Kriegsman's assessments when making determinations regarding the compensation of our named executive officers. All Compensation Committee deliberations and determinations regarding the compensation of Mr. Kriegsman are made outside his presence.
Setting Executive Compensation
Based on the foregoing objectives, the Compensation Committee has structured the company's annual cash and incentive-based cash and non-cash executive compensation to seek to motivate our named executives to achieve our company's business goals, including goals related to the development of our drug candidates and management of working capital, to reward the executives for achieving such goals, and to retain the executives. In doing so, the Compensation Committee historically has not employed outside compensation consultants or legal advisors. During 2016, the Compensation Committee used three industry compensation surveys  in its compensation deliberations regarding cash and equity compensation for our executive officers. The surveys used were an Equilar survey of public companies with a market capitalization between $150 million and $300 million, the Radford Global Life Sciences Survey, which is a survey of public and private life sciences companies of all sizes, and a survey of public and private companies in Los Angeles provided by salary.com (which the Compensation Committee uses to consider geographic differences in cost of living).
The Compensation Committee utilized this data to set annual salary increases and bonus amounts for our executive officers at levels targeted at or around the third quartile of compensation amounts provided to executives at comparable companies, considering each individual's experience level related to their position with us. The Compensation Committee has no policy regarding the use of benchmarks, and we have no established policy or target for the allocation between cash and non-cash incentive compensation.
The Compensation Committee is authorized to retain its own independent advisors to assist in carrying out its responsibilities, but has not relied upon outside compensation consultants or legal advisors.
Performance-driven Compensation
We emphasize performance in annually reviewing and setting our executive officers' base salaries, bonuses and equity incentive compensation. This emphasis on performance is intended to motivate our executive officers to pursue our corporate goals, reward them for achievement of these goals and align their interests with those of our stockholders.
Each year, we determine goals that we hope to achieve in the coming year, both on a company and individual basis. Our overall corporate performance as compared to these goals, and an individual's performance compared to his or her individual goals, primarily drive the recommendations that the Compensation Committee with respect to each executive officer's base salary, cash bonus and equity incentive compensation. Other factors, such as larger macroeconomic conditions of the industry and market in which we compete, as well as strategic business decisions and issues related to key employee retention, also influence compensation decisions.
Individual performance goals for each year initially are identified and developed by senior executives through a self-evaluation and goal-setting process, and our CEO refines and documents those goals in conjunction with the Compensation Committee. At the end of the year, the Compensation Committee reviews each performance goal and determines the extent to which we achieved such goals, and our CEO assesses the achievement of specific performance goals relating to our other executive officers.
In establishing performance goals, the Compensation Committee considers whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our company's business and seeks to avoid creating any such incentives.

Company Performance Goals

For 2016, the Compensation Committee and our board of directors approved the following performance goals:
•	Obtain results in the aldoxorubicin Phase 3 STS pivotal clinical trial;

•	Complete enrollment in the Phase 2 SCLC clinical trial;

•	Complete and report data from two Phase 1b combination studies;;

•	Publish results of the Phase 2 Kaposi's sarcoma study;

•	Identify an in vivo proof of concept for one new drug candidate , focusing on high potency compounds in the pre-clinical laboratory in Freiburg, Germany;

•	Completion of drug substance, drug product and diluent Registration batches for aldoxorubicin; and

•	Raise additional capital.

For 2016, the Compensation Committee determined that, with the the exception of the completion of registration batches for aldoxorubicin (for which the timeline was extended), each   of the corporate goals had either been achieved, or substantial progress towards achievement had been made, and noted the particular contributions of executive officers to the achievement of those goals.

Individual Performance
The Compensation Committee reviews our executive officers' performance based on overall achievement of the corporate goals and a review of individual goals developed for each executive officer every year. The Compensation Committee, with the assistance of our Chief Executive Officer, determines the relative achievement of the performance goals applicable to each executive officer, and assigns a performance rating based on a set of criteria set forth in an evaluation form. No specific formula is used with respect to setting any particular element of compensation based on the individual performance metrics. The score assigned to each officer was based on a subjective assessment by our Compensation Committee members of the officer's performance against the scoring standards of:
5 – Consistently Exceeds Expectations
4 – Sometimes Exceeds Expectations
3 – Meets Expectations
2 – Sometimes Meets Expectations
1 – Needs Improvement
The numerical job scores, with a 5.0 being the best and 1.0 being the worst, are determined based on an initial self-assessment by the officer, which is subject to change based on an evaluation of the self-assessment by the officer's direct supervisor and on the Compensation Committee's own assessment of the officer's job performance.
For 2016, our Compensation Committee determined that the individual performance scores indicated below were merited by the officer's respective contributions to our key business achievements discussed above, as well as the performance of their day-to-day responsibilities. On an officer-by-officer basis, our Compensation Committee also considered the following:
Mr. Kriegsman's individual performance goals relate primarily to overall corporate objectives, including building stockholder value as reflected in our market capitalization and our working capital, managing and directing the executive management team, and successfully developing our company's operations and personnel for future success. Based on those criteria, and noting achievement of the obtainment of results in our global Phase 3 STS clinical trial and the completion of enrollment in the SCLC clinical trial, the Compensation Committee gave a rating of 4.9 to Mr. Kriegsman.
Mr. Caloz's individual performance goals relate primarily to achievement of key financial objectives, such as managing and raising working capital, controlling spending, managing accounting personnel and maintaining regulatory compliance. Based on those criteria, the Compensation Committee noted Mr. Caloz's role in obtaining needed working capital, his efforts to control expenditures, the continued improvement of our accounting department, and our compliance with filing deadlines, and gave a rating of 4.7 to Mr. Caloz.
Dr. Levitt's individual performance goals relate primarily to the achievement of key strategic and clinical objectives related to our clinical research programs, including ultimate oversight of the design and execution of our clinical programs, and analysis and implementation of new clinical opportunities improve stockholder value. Dr. Levitt was instrumental in the expansion of our laboratory facility in Freiburg, Germany, re-focusing its attention on high-potency compounds. Based on those criteria, the Compensation Committee noted Dr. Levitt's efforts towards our achievement of our key clinical goals, including the obtainment of results in our global Phase 3 STS clinical trial and completion of enrollment in the Phase 3 SCLC trial, his development of strategic plans to build value, and gave a rating of 4.8 to Dr. Levitt.
Dr. Wieland's individual performance goals relate primarily to the execution of the objectives related to our clinical development, including planning, initiation, budgeting and management of our clinical programs. Based on those criteria, the Compensation Committee noted Dr. Wieland's role in our achievement of key clinical goals, including the completion of enrollment in our global Phase 3 STS clinical trial, and gave a rating of 4.8 to Dr. Wieland.

2016 Executive Compensation Components
For 2016, as in recent years, the principal components of compensation for the named executive officers were:
•	Base salary;

•	Annual and special bonuses

•	Equity incentive compensation.

Base Salary
We provide named executive officers and other employees with base salary to compensate them for services rendered during the year. Generally, the base salary element of compensation is used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, and reflects our executive officers' overall sustained performance and contributions to our business.
During its review of base salaries for executives, the Compensation Committee primarily considers:
•	The negotiated terms of each executive's employment agreement, if any;

•	Each executive's individual performance;

•	An internal review of the executive's compensation, both individually and relative to other named executive officers; and

•	To a lesser extent, base salaries paid by comparable companies.

Salary levels are typically considered annually as part of our company's performance review process, as well as upon a change in job responsibility. Merit-based increases to salaries are based on our company's available resources and the Compensation Committee's assessment of the individual's performance. This assessment is based upon written evaluations of such criteria as job knowledge, communication, problem solving, initiative, goal-setting, and expense management. In 2016, the Compensation Committee considered our successful achievement or substantial progress towards our corporate performance goals, and with consideration of the challenging financial environment, and our anticipation of significant clinical activities in 2017 and beyond, awarded no increases in base salary for 2017 for the executive team. Base salaries were also reviewed in light of the Equilar, Radford and salary.com survey data to validate that they were within acceptable ranges based on market salaries.
Annual and Special Bonuses
As we do not generate significant revenue and have not commercially released any products, the Compensation Committee bases its discretionary annual bonus awards on the achievement of corporate and individual goals, efforts related to extraordinary transactions, effective fund-raising efforts, effective management of personnel and capital resources, and bonuses paid by comparable companies, among other criteria. Mr. Kriegsman's employment agreement entitles him to an annual cash bonus in an amount to be determined in our discretion, but not less than $150,000, and Dr. Levitt's employment agreement entitles him to an annual bonus of not less than $150,000. Any cash bonuses to our other named executive officers are entirely in our discretion.
   During 2016, the Compensation Committee granted Mr. Kriegsman an annual cash bonus of $150,000, granted Dr. Levitt an annual cash bonus of $312,500, and granted cash bonuses to the other named executive officers ranging from $50,000 to $135,000, principally based on their efforts in helping us advance the development of aldoxorubicin. In December 2016, the Compensation Committee approved an award to Mr. Kriegsman of a $1 million restricted stock grant, or 2,325,581 shares of our common stock based on the closing price of the Company's common stock at December 15  th  , the award date to vest in three equal annual installments. In December 2016, in recognition of his promotion to Chief Operating Officer, the Compensation Committee approved a bonus to Dr. Levitt of $625,000 conditioned upon his entering into a new employment agreement satisfactory to the Company following the expiration of his then-current employment agreement on December 31, 2016. The bonus was paid in January 2017.

Equity Incentive Compensation
We believe that strong long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our executive officers through the use of equity awards, the value of which depends on our stock performance. We have established equity incentive plans to provide all of our employees, including our executive officers, with incentives to help align those employees' interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value. Additionally, equity awards provide an important retention tool for key employees, as the awards generally are subject to vesting over an extended period of time based on continued service with us.
Historically, equity awards have been granted annually at the end of each year based primarily on corporate performance as a whole during the preceding year. In addition, we may grant equity awards upon the occurrence of certain events during the year, for example, upon an employee's hire or achievement of a significant business objective such as positive results or other progress of our clinical trials or successful capital-raising efforts. On June 2, 2015, we announced that we had entered into an agreement to settle the Delaware stockholder derivative lawsuit, In Re CytRx Stockholder Derivative Litigation  , as described in Item 3 of this Annual Report.  In the agreement, we agreed to re-price certain outstanding stock options and to implement certain corporate governance practices.
In accordance with the settlement agreement reached in June 2015 and approved by the Court in November 2015, our board of directors approved the re-pricing of outstanding stock options under the 2008 Stock Incentive Plan, or the 2008 Plan, to purchase a total of 2,095,000 shares of our common stock held by our directors or former directors and our executive officers originally granted on December 10, 2013 at an exercise price of $2.39.  The new exercise price of these re-priced options is $4.66, which was the closing price of our common stock as reported on The NASDAQ Capital Market on December 20, 2013.
Among the agreed-upon corporate governance practices are that we will grant stock options to directors, officers and employees only on pre-set dates established by the Compensation Committee prior to the fiscal year in which the options are to be granted. The Compensation Committee has established December 15 as the date for the annual grant of stock options. The December 15 date correlates to the approximate dates of our historical annual stock option grants, but otherwise was not based upon any particular methodology.  We have agreed in the settlement agreement to publicly disclose the method used to determine the pre-set stock option grant dates and any future changes thereto at least 90 days before they become effective.  We also have agreed in the settlement agreement that all stock option grants, other than initial stock option grants to new employees, will be made at a meeting, whether in-person or telephonic, of the Compensation Committee and not by unanimous written consent, and that the Compensation Committee will determine the grantees, amounts, dates, and prices of all stock options and will not delegate these responsibilities. The Compensation Committee has implemented the corporate governance practices called for in the settlement agreement.
 No formula is used in setting equity award grants and the determination of whether to grant equity awards, or the size of such equity awards, to our executive officers; rather, it involves subjective assessments by our board of directors, Compensation Committee and, with respect to executive officers other than Mr. Kriegsman. Generally, annual equity awards are intended to encourage retention of experienced employees, and we consider individual performance and contributions during the preceding year to the extent our board of directors and Compensation Committee believe such factors are relevant. As with base salary and cash bonuses, for 2016 our board of directors and Compensation Committee also considered data from three surveys in determining equity award grants to our executive officers.
 At a meeting of the Compensation Committee on December 13, 2016, the Compensation Committee granted to Mr. Kriegsman nonqualified stock options to purchase 1,250,000 shares of our common stock at a price of $0.43 per share, which equaled the closing market prices on December 15, 2016, the specified grant date. The options vest monthly over three years, provided that Mr. Kriegsman remains in our employ throughout such monthly vesting periods, unless Mr. Kriegsman's employment agreement is not renewed by us or by him upon expiration of its term on December 31, 2021, or his employment is terminated by us without "cause," or by reason of his "disability", upon FDA approval of aldoxorubicin, or by Mr. Kriegsman for "good reason," or due to his death In any one of these events, the options will vest immediately and will remain exercisable for their full term. In addition, in connection with the annual review of our other named executive officers, at its December 13, 2016 meeting, the Compensation Committee granted to our other named executive officers nonqualified stock options to purchase an aggregate of 900,000 shares of our common stock. All of the stock options had an exercise price equal to $0.43, the closing market price on December 15, 2016, the specified  grant date, and vest monthly over three years, provided that such executives remain in our employ through such monthly vesting periods unless, with respect to Dr. Levitt, his employment is terminated by us without "cause" or by reason of his "disability," or upon FDA approval of aldoxorubicin, or by Dr. Levitt for "good reason" (each as defined in his employment agreement) or due to his death, in which cases the options will immediately vest in full and remain exercisable for their full term.
Generally speaking, we have not taken into consideration any amounts realized by our named executive officers from prior stock option or stock awards in determining whether to grant new stock options or stock awards. No named executive officers have exercised options since 2003.

Retirement Plans, Perquisites and Other Personal Benefits
Our executive officers are eligible to participate in the same group insurance and employee benefit plans as our other salaried employees. These benefits include medical, dental, vision, and disability benefits and life insurance.
We have adopted a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our board of directors. We made matching contributions to the 401(k) Plan for 2016 of $101,000. Matching contributions immediately vest, as do all employee contributions. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.
We generally do not provide any of our named executive officers with any other perquisites or personal benefits, other than benefits to Mr. Kriegsman provided for in his employment agreement.  We are required by his employment agreement to carry a life insurance policy for Mr. Kriegsman in the amount of $1.4 million under which Mr. Kriegsman's designee is the beneficiary. We purchased a policy with a face value of $2 million, for which we pay the premium, and Mr. Kriegsman immediately reimburses us for the premium relating to the $0.6 million of additional coverage. We periodically review the levels of perquisites and other personal benefits provided to our named executive officers. No changes to these benefits were made during 2016.
Employment Agreements and Severance Arrangements
We have entered into written employment agreements with each of our named executive officers. The main purpose of these agreements is to protect the company from business risks such as competition for the executives' service, loss of confidentiality or trade secrets, and solicitation of our other employees, and to define our right to terminate the employment relationship. The employment agreements also protect the executive from termination without "cause" (as defined) and, in both Mr. Kriegsman and Dr. Levitt's case, entitle them to resign for "good reason" (as defined). Each employment agreement was individually negotiated, so there are some variations in the terms among executive officers. Generally speaking, however, the employment agreements provide for termination and severance benefits that the Compensation Committee believes are consistent with industry practices for similarly situated executives. The Compensation Committee believes that the termination and severance benefits help the company retain the named executive officers by providing them with a competitive employment arrangement and protection against unknowns such as termination without "cause" that go along with the position.
In the event of termination without "cause," the named executive officers will be entitled to a lump-sum payment equal to six months' base salary (12 months in the case of Dr. Levitt and in the case of Mr. Kriegsman, his base salary and minimum annual bonus under his employment agreement for the period commencing on the date of his termination and ending on the later of (i) the second anniversary of his termination or (ii) December 31, 2021). The named executive officers' agreements also provide for our continuation of medical benefits during the severance period (including, for Mr. Kriegsman, payments for life insurance). If a named executive officer's employment is terminated by us without "cause" (or by Mr. Kriegsman or Dr. Levitt for "good reason") within two years following a change of control of the company, the named executive officers will be entitled to a lump-sum payment equal to 12 months' base salary (24 months' base salary in the case of Dr. Levitt and 36 month' base salary and minimum annual bonus in the case of Mr. Kriegsman), and Dr. Levitt and Mr. Kriegsman also would be entitled under their employment agreement to receive a "gross-up" payment equal to the sum of any excise tax on termination benefits (including any accelerated vesting of his options under our Plans as described below) plus any penalties and interest.
In December 2016, the Compensation Committee recommended, and our board of directors approved, an amendment to Mr. Kriegsman's employment agreement. On January 10, 2017, we entered into the amendment with Mr. Kriegsman, under which the term of his employment agreement was extended by three years to December 31, 2021.  In the amendment, we acknowledge that Mr. Kriegsman is entitled to the award of $1 million of restricted shares of our common stock that was made to him on December 15, 2016 as described above and clarify that Mr. Kriegsman is entitled under his employment agreement to the severance benefits described therein in the event of the termination of Mr. Kriegsman's employment for any reason on or following the expiration of the term of the amended and restated employment agreement, including in the event of the non-renewal thereof by either party.  The amendment also provides that we will pay any costs and expenses (including attorney's fees) incurred by Mr. Kriegsman in any proceeding to enforce his rights under his employment agreement in advance of a final disposition of the proceeding.
     We agree in Mr. Kriegsman's employment agreement that if there is a change in control and his employment agreement is either not renewed by either us or Mr. Kriegsman or, following the expiration of the employment agreement, we terminate Mr. Kriegsman's employment other than for "cause" or he resigns for "good reason," he will be entitled to the lump-sum severance and continuation of benefits described in the preceding paragraph for a change in control.

We agree in Dr. Levitt's employment agreement that if we do not offer to renew or extend the officer's employment agreement, and we had not theretofore terminated his employment, we will continue to pay him his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on December 31, 2018. We agree in the employment agreements with our other named executive officers (other than Mr. Kriegsman) that if we do not offer to renew or extend the officer's employment agreement, and we had not theretofore terminated their employment, we will continue to pay the officer his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on June 30, 2018, or the date of his re-employment with another employer, whichever is earlier.
In the event we terminate Dr. Levitt's or Mr. Kriegsman's employment without "cause," Dr. Levitt or Mr. Kriegsman resigns for "good reason" or his employment terminates due to his "disability" (each as defined in the employment agreement) or death, they will be entitled to full and immediate vesting of their restricted stock and stock options and any other equity awards based on our securities and all such awards will remain exercisable for their full term notwithstanding the termination of his employment (other than a termination by the company for "cause" or their resignation without "good reason").
Change of Control Arrangements
In addition to the severance and benefits payable to our named executive officers in the event of a termination of their employment following a change of control of the company, our 2000 Long-Term Incentive Plan and 2008 Plan provide generally that, upon a change of control of the company, all unvested stock options and awards under the Plans held by plan participants, including the named executive officers, will become immediately vested and exercisable immediately prior to the effective date of the transaction. The Compensation Committee believes that such "single trigger" change of control policy is consistent with the objective of aligning the interests of the named executive officer's and of the company's stockholders by allowing the executives to participate equally with stockholders in the event of a change of control transaction.
The foregoing severance and change of control arrangements, including the quantification of the payments and benefits provided under these arrangements, are described in more detail elsewhere in this Annual Report under the heading "Executive Compensation – Employment Agreements and Potential Payment Upon Termination or Change in Control."
Ownership Guidelines
The Compensation Committee has no requirement that named executive officers maintain a minimum ownership interest in our company.
Our long-term incentive compensation consists solely of periodic grants of stock options to our named executive officers. The stock option program:
•	Links the creation of stockholder value with executive compensation;

•	Provides increased equity ownership by executives;

•	Functions as a retention tool, because of the vesting features included in all options granted by the Compensation Committee; and

•	Helps us to maintain competitive levels of total compensation.

We normally grant stock options to new executive officers when they join our company based upon their position with us and their relevant prior experience. The options granted by the Compensation Committee generally vest monthly over the first three years of the ten-year option term. Vesting and exercise rights generally cease upon termination of employment (unless such termination is without cause or is a resignation for good reason), except in the case of death (exercisable for the full term of the option), disability (subject to a one year limitation) or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. In addition to the initial option grants, our Compensation Committee may grant additional options to retain our executives and reward, or provide incentive for, the achievement of corporate goals and strong individual performance.

On an annual basis, the Compensation Committee assesses the appropriate individual and corporate goals for our executives and provides additional option grants based upon the achievement by the new executives of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees. Additionally, in the future, the Compensation Committee may consider awarding additional or alternative forms of equity incentives, such as grants of bonus stock, restricted stock and restricted stock units.
It is our policy to award stock options at an exercise price equal to The NASDAQ Capital Market's closing price of our common stock on the date of the grant. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the common stock on the grant date. The Compensation Committee will not grant options with an exercise price that is less than the closing price of our common stock on the grant date, nor will it grant options which are priced on a date other than the grant date. For purposes of determining the exercise price of stock options, the grant date is deemed to be the first day of employment for newly hired employees. Among the corporate governance practices agreed upon in connection with the settlement of the former stockholder derivatives litigation described in Item 3 of Part I of the Annual Report on Form 10‑K for the year ended December 31, 2016, we agreed that we will grant stock options to directors, officers and employees only on pre-set dates established by the Compensation Committee prior to the fiscal year in which the options are to be granted.  The Compensation Committee has established December 15 as the date for the annual grant of stock options. The December 15 date correlates to the approximate dates of our historical annual stock option grants, but otherwise was not based upon any particular methodology. We have agreed in the settlement agreement to publicly disclose the method used to determine the pre-set stock option grant dates and any future changes thereto at least 90 days before they become effective. We also have agreed in the settlement agreement that all stock option grants, other than initial stock option grants to new employees, will be made at a meeting, whether in-person or telephonic, of the Compensation Committee and not by unanimous written consent, and that the Compensation Committee will determine the grantees, amounts, dates and prices of all stock options and will not delegate these responsibilities.
We have no program, practice or plan to grant stock options to our executive officers, including new executive officers, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation to our executive officers, and we have no plan to do so. We have no policy regarding the adjustment or recovery of stock option awards in connection with the restatement of our financial statements, as our stock option awards have not been tied to the achievement of specific financial goals.
Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.
Accounting for Share-Based Compensation
Beginning on January 1, 2006, we began accounting for share-based compensation in accordance with the requirements of ASC 718,   Compensation – Stock Compensation  . This accounting treatment has not significantly affected our compensation decisions. The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of our compensation policy.
These policies remained in place throughout 2016, and we expect to continue to follow them for the foreseeable future.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company's compensation policies, the Incentive Plan, and other benefit programs. Management has the primary responsibility for the Company's financial statements and reporting process, including the disclosure of executive compensation. We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis should be included in this proxy statement.
Compensation Committee
Louis J. Ignarro, Ph.D., Chair
Earl W. Brien, M.D.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
There are no "interlocks," as defined by the SEC, with respect to any member of the Compensation Committee. Joseph Rubinfeld, Ph.D., who passed away in late December, 2016, and Louis Ignarro, Ph.D. served as members of the Compensation Committee for all of 2016. Anita Chawla, Ph. D. and Eric Selter served as members of the Compensation Committee in 2016 until December 2, 2016.  In December 2016, Dr. Earl Brien was appointed to the Compensation Committee.
Summary Compensation Table
The following table presents summary information concerning all compensation paid or accrued by us for services rendered in all capacities during 2016, 2015 and 2014 by Steven A. Kriegsman and John Y. Caloz, who are the only individuals who served as our principal executive and financial officers during the year ended December 31, 2016; our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2016, and one former executive officer who would have been our third other most highly compensated executive officer as of December 31, 2016 but for the fact that he was not serving as an executive officer on that date:

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($) (2)	Option Awards ($) (3)	All Other Compensation ($)(4)	Total ($)

Steven A. Kriegsman
Chief Executive Officer	2016	850,000	150,000	1,388,750	13,700	2,402,450
2015		850,000	150,000	1,593,000	13,700	2,606,700
2014		825,000	450,000	903,000	13,700	2,191,700
John Y. Caloz
Chief Financial Officer and Treasurer	2016	400,000	135,000	108,850	—	643,850
2015		375,000	135,000	477,900	—	987,900
2014		350,000	100,000	301,000	—	751,000
Daniel Levitt, M.D., Ph.D.
Chief Operating Officer and Chief Medical Officer	2016	625,000	562,500	124,400	—	1,311,900
2015		625,000	150,000	796,500	—	1,371,500
2014		525,000	300,000	602,000	—	1,427,000
Scott Wieland, Ph.D.,
Senior Vice President – Drug Development	2016	400,000	50,000	46,650	—	496,650
2015		400,000	75,000	159,300	—	634,300
2014		350,000	300,000	301,000	—	951,000
Benjamin S. Levin
General Counsel, Senior Vice President and Secretary	2016	235,000	—	—	—	235,000
2015		365,000	135,000	477,900	—	977,900
2014		350,000	100,000	301,000	—	751,000
____________
(1)           Mr. Levin retired on May 31, 2016. Payments made to him include a severance payment of $230,000.
(2)
 Bonuses to the named executive officers reported above were paid in December of the applicable year, except that Dr. Levitt received a $250,000 retention bonus in January 2016 upon entering into his employment agreement and received $75,000 of his 2015 annual bonus in June 2015, and Mr. Kriegsman received a $300,000 retention bonus in connection with the extension of his employment agreement in March 2014.

(3)
 The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, inclusive of Mr. Kriegsman's restricted stock award, in accordance with ASC 718, "Share Based-Payment."  The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in Note 14 of the Notes to Financial Statements included in this Annual Report.

(4)	Represents life insurance premiums.

2016 Grants of Plan-Based Awards
In 2016, we granted stock options to our named executive officers under our 2008 Stock Incentive Plan as follows:
2016 Grants of Plan-Based Awards
Name	Grant Date	All Other Option Awards (# of CytRx Shares)	Note	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Steven A. Kriegsman	12/15/2016	3,575,581	(1) ,(2)	$0.43	$1,388,750
Chief Executive Officer

Daniel Levitt, M.D., Ph.D.	12/15/2016	400,000	(1)	$0.43	$124,400
Executive Vice President and Chief Medical Officer

John Y. Caloz	12/15/2016	350,000	(1)	$0.43	$108,850
Chief Financial Officer and Treasurer

Scott Wieland, Ph.D.	12/15/2016	150,000	(1)	$0.43	$46,650
Senior Vice President – Drug Development

Benjamin S. Levin	—	—	(3)	—	—
General Counsel, Senior Vice President and Secretary

____________

(1)
Options vest in 36 equal monthly installments, subject to the named executive officer's remaining in our continuous employ through such dates, except that in the case of each of Mr. Kriegsman and Dr. Levitt, the unvested options will vest, in full, upon termination of his employment by us without "cause", upon FDA approval to market aldoxorubicin, or by reason of his "disability" or by him for "good reason" or upon his death.

(2)	Includes the award of 2,325,581 restricted shares of our common stock which will vest in three equal annual installments.

(3)	Mr. Levin retired on May 31, 2016.

2000 Long-Term Incentive Plan and 2008 Stock Incentive Plan
The purpose of our 2000 Long-Term Incentive Plan, or 2000 Plan, and our 2008 Stock Incentive Plan, or 2008 Plan, is to promote our success and enhance our value by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders. The 2000 Plan was originally adopted by our board of directors on August 24, 2000 and by our stockholders on June 7, 2001, with certain amendments to the Plan having been subsequently approved by our Board of Directors and stockholders. On May 11, 2009, our board of directors approved an amendment to the 2000 Plan to allow for a one-time stock option re-pricing program for our employees. The 2008 Plan was adopted by our board of directors on November 21, 2008 and by our stockholders on July 1, 2009.

2000 Plan and 2008 Plan Descriptions
The 2000 Plan and the 2008 Plan, or the Plans, are administered by the Compensation Committee of our board of directors. The Compensation Committee has the power, authority and discretion to:
•	Designate participants;

•	Determine the types of awards to grant to each participant and the number, terms and conditions of any award;

•	Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

•	Make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the Plan.

Awards under the 2000 Plan
The 2000 Plan expired on August 6, 2010, and thus no shares are available for future grant under the 2000 Plan.
Awards under the 2008 Plan
The following is a summary description of financial instruments that may be granted to participants in our 2008 Plan by the Compensation Committee of our board of directors. The Compensation Committee to date has only granted stock options to participants in the 2008 Plan.
Stock Options. The Compensation Committee is authorized to grant both incentive stock options and non-qualified stock options. The terms of any incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, and no option may have a term of more than 10 years from the grant date.
Restricted Stock. The Compensation Committee may make awards of restricted stock, which will be subject to forfeiture to us and other restrictions as the Compensation Committee may impose.
Stock Bonus Awards. The Compensation Committee may make awards of stock bonus awards in consideration for past services actually rendered, which will be subject to repurchase by us and such other terms as the Compensation Committee may impose.
Limitations on Transfer; Beneficiaries. Stock Option awards under the 2008 Plan may generally not be transferred or assigned by participants other than by will or the laws of descent and distribution. Awards of Restricted Stock or Stock Bonus awards may be transferred or assigned only upon such terms and conditions as set forth in the award agreement or as determined by the Compensation Committee in its discretion.
Acceleration Upon Certain Events. In the event of a "Corporate Transaction" as defined in the 2008 Plan, all outstanding options will become fully vested, subject to the holder's consent with respect to incentive stock options, and exercisable and all restrictions on all outstanding awards will lapse.  Unless the surviving or acquiring entity assumes the awards in the Corporate Transaction or the stock award agreement provides otherwise, the stock awards will terminate if not exercised at or prior to the Corporate Transaction.
Termination and Amendment
Our board of directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2000 Plan or the 2008 Plan without stockholder approval; provided, however, that our board or the Compensation Committee may condition any amendment on the approval of our stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination or amendment of the Plans may adversely affect any award previously granted without the written consent of the participants affected. The Compensation Committee may amend any outstanding award without the approval of the participants affected, except that no such amendment may diminish or impair the value of an award.
Holdings of Previously Awarded Equity
Equity awards held as of December 31, 2016 by each of our named executive officers were issued under our 2000 Plan and 2008 Plan. The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2016:

2016 Outstanding Equity Awards at Fiscal Year-End
	Option Awards
	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Note	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven A. Kriegsman	—	(1)	1,250,000	0.43	12/14/26
Chairman and Chief Executive Officer	333,333	(1)	666,667	2.44	12/14/25
	400,000	(1)	200,000	2.15	12/09/24
	925,000	(2)	—	4.66	12/09/24
	74,176		—	2.46	3/07/23
	500,000		—	1.83	12/10/22
	142,857		—	2.17	12/11/21
	107,143		—	7.07	12/14/20
	107,143		—	7.35	12/10/19
	42,857		—	2.59	11/21/18
	64,286		—	8.05	4/07/18
	50,000		—	8.05	4/18/17

John Y. Caloz	—	(1)	350,000	0.43	12/14/26
Chief Financial Officer and Treasurer	100,000	(1)	200,000	2.44	12/14/25
	133,333	(1)	66,667	2.15	12/14/24
	150,000	(2)	—	4.66	12/09/23
	100,000		—	1.83	12/10/22
	28,571		—	2.17	12/11/21
	7,143		—	7.07	12/14/20
	17,857		—	7.35	12/10/19
	7,143		—	2.10	01/02/19
	7,143		—	2.59	11/21/18
	3,571		—	8.05	04/07/18
	3,571		—	8.05	12/06/17
	10,714		—	8.05	10/26/17

Daniel Levitt, M.D., Ph.D.	—	(1)	400,000	0.43	12/14/26
Executive Vice President and Chief Medical Officer	166,667	(1)	333,333	2.44	12/14/25
	266,667	(1)	133,333	2.15	12/14/24
	44,521	(3)	—	n/a	n/a
	500,000		—	2.39	12/09/23
	46,751	(3)	—	n/a	n/a
	71,429		—	2.17	12/11/21
	35,714		—	7.07	12/14/20
	71,429		—	7.42	10/11/19

Scott Wieland, Ph.D.	—	(1)	150,000	0.43	12/14/26
Senior Vice President – Drug Development	33,333	(1)	66,667	2.44	12/14/25
	133,333	(1)	66,667	2.15	12/14/24
	150,000		—	2.39	12/09/23
	100,000		—	1.83	12/10/22
	28,571		—	2.17	12/11/21
	14,286		—	7.07	12/14/20
	14,286		—	7.35	12/10/19
	4,286		—	3.99	7/01/18
	7,143		—	2.59	11/21/18
	14,286		—	8.05	4/18/17
	3,571		—	8.05	12/06/17

Benjamin S. Levin
General Counsel, Senior Vice-President and Secretary	100,000	(1)	200,000	2.44	12/14/25
	133,333	(1)	66,667	2.39	12/14/24
	300,000	(1)	—	4.66	12/09/23
	100,000		—	1.83	12/10/22
	35,714		—	2.17	12/11/21
	14,286		—	7.07	12/14/20
	14,286		—	7.35	12/10/19
	14,286		—	2.59	11/21/18
	14,286		—	8.05	4/07/18
	14,286		—	8.05	4/18/17

(1)
These options vest in 36 equal monthly installments, subject to the named executive officer's remaining in our continuous employ through such dates. All stock options held by Mr. Kriegsman and Dr. Levitt provide for (a) vesting, in full, of the stock options in the event of, and upon, FDA approval to market aldoxorubicin and in the event of the termination of his employment by us without "cause" or due to his "disability," his resignation for "good reason" or his death and (b) the extended exercisability for their full term of all vested options in the event of the termination of his employment other than a termination by us with "cause" or his resignation without "good reason."

(2)	These options were re-priced from $2.39 to $4.66 on June 1, 2015, with no change to the expiration date of the options.
(3)
 Represents restricted stock fully-vested at December 31, 2015. On December 31, 2012, Dr. Levitt was granted 100,000 shares of restricted stock, and an additional 100,000 shares of restricted stock were awarded to him in December 2013 and issued in January 2014. We reacquired 108,728 shares in order to satisfy income tax withholding obligations, as permitted under the agreement. No restricted stock was granted in 2014 or 2015.

Employment Agreements and Potential Payment upon Termination or Change in Control
Employment Agreement with Steven A. Kriegsman
Mr. Kriegsman is employed as our Chief Executive Officer pursuant to a fourth amendment dated as of January 10, 2017 to his fourth amended and restated employment agreement, as amended. The employment agreement will expire on December 31, 2021, but will automatically renew following the expiration date for successive additional one-year periods, unless either Mr. Kriegsman or we elect not to renew it.
Under his employment agreement, Mr. Kriegsman is currently entitled to receive a base salary of $850,000. Our board of directors (or its Compensation Committee) reviews the base salary annually and may increase (but not decrease) it in its sole discretion. In addition to his annual salary, Mr. Kriegsman is eligible to receive an annual bonus as determined by our board of directors (or its Compensation Committee) in its sole discretion, but not to be less than $150,000.
Mr. Kriegsman is eligible to receive grants of options to purchase shares of our common stock. The number and terms of those options, including the vesting schedule, will be determined by our board of directors (or its Compensation Committee) in its sole discretion. In his employment agreement, however, we have agreed that all stock options held by Mr. Kriegsman will provide for (a) vesting, in full, of the stock options in the event of, and upon, FDA approval to market aldoxorubicin and in the event of the termination of Mr. Kriegsman's employment by us without "cause" or due to his "disability," his resignation for "good reason" or his death and (b) ) the extended exercisability for their full term of all vested options in the event of the termination of his employment by us without "cause," his resignation for "good reason," due to his disability or his death.
In Mr. Kriegsman's employment agreement, we have agreed that, if he is made a party, or threatened to be made a party, to a suit or proceeding by reason of his service to us, we will indemnify and hold him harmless from all costs and expenses to the fullest extent permitted or authorized by our certificate of incorporation or bylaws, or any resolution of our board of directors, to the extent not inconsistent with Delaware law. We also have agreed to advance to Mr. Kriegsman such costs and expenses upon his request if he undertakes to repay such advances if it ultimately is determined that he is not entitled to indemnification with respect to the same. These employment agreement provisions are not exclusive of any other rights to indemnification to which Mr. Kriegsman may be entitled and are in addition to any rights he may have under any policy of insurance maintained by us.
If his employment agreement is not renewed by us or by Mr. Kriegsman, or in the event we terminate Mr. Kriegsman's employment without "cause" (as defined), or if Mr. Kriegsman terminates his employment with "good reason" (as defined), in either case whether during or following the term of his employment agreement (i) we have agreed to pay Mr. Kriegsman a lump-sum equal to his salary and prorated minimum annual bonus through to his date of termination, plus his salary and minimum annual bonus for a period of two years (three years if such termination occurs within two years following a change of control of the company) after his termination date, or until the expiration of the employment agreement, whichever is later, (ii) he will be entitled to immediate vesting of all stock options or other awards based on our equity securities, and (iii) he will also be entitled to continuation of his life insurance premium payments and continued participation in any of our health plans through to the later of the expiration of the amended and restated employment agreement or  two years (three years if such termination occurs within two years following a change of control) following his termination date. Mr. Kriegsman will have no obligation in such events to seek new employment or offset the severance payments to him by any compensation received from any subsequent reemployment by another employer.
Under Mr. Kriegsman's employment agreement, he and his affiliated company, The Kriegsman Group LLC, are to provide us during the term of his employment with the first opportunity to conduct or take action with respect to any acquisition opportunity or any other potential transaction identified by them within the biotech, pharmaceutical or health care industries and that is within the scope of the business plan adopted by our board of directors. Mr. Kriegsman's employment agreement also contains confidentiality provisions relating to our trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as our trade secrets remain trade secrets.
Potential Payment in Connection with Change in Control for Steven A. Kriegsman
Mr. Kriegsman's employment agreement contains no provision for payment to him upon the event of a change in control of the company. If, however, a change in control (as defined in our 2000 Plan or our 2008 Plan) occurs and within two years after the date on which the change in control occurs, Mr. Kriegsman's employment is terminated by us without "cause" or by him for "good reason" (each as defined in his employment agreement), in either case, whether during or following the term of his employment agreement (including in the event either party elects not to renew the employment agreement), then, in addition to the severance benefits described above, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we have agreed to pay Mr. Kriegsman, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax.

Employment Agreement with Daniel Levitt, M.D., Ph.D.
Daniel J. Levitt. M.D., Ph.D. is employed as our Chief Operating Officer and Chief Medical Officer pursuant to an employment agreement dated as of January 1, 2017 that is to expire on December 31, 2017. Dr. Levitt is entitled under his employment agreement to receive an annual base salary of $625,000, and an annual minimum bonus of $150,000. In connection with his promotion to Chief Operating Officer and the renewal of his employment agreement, Dr. Levitt received a cash bonus of $625,000 in January 2017. In the event we terminate Dr. Levitt's employment without "cause" or Dr. Levitt resigns with "good reason" (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to one year's salary (two years' salary if such termination occurs within two years following a change of control of the company) under his employment agreement.  In addition to the severance benefits described above, to the extent that any payment or distribution of any type by us to or for the benefit of Dr. Levitt resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we have agreed to pay Dr. Levitt, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax.
We agree in Dr. Levitt's employment agreement that if we do not offer to renew or extend his employment agreement, and that his employment had not theretofore been terminated, we will continue to pay him his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on December 31, 2018.
Employment Agreement with John Y. Caloz
John Y. Caloz is employed as our Chief Financial Officer and Treasurer pursuant to an employment agreement dated as of January 10, 2017 that is to expire on December 31, 2017. Mr. Caloz is paid an annual base salary of $400,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion. In the event we terminate Mr. Caloz's employment without cause (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months' salary under his employment agreement.
We agree in Mr. Caloz's employment agreement that if we do not offer to renew or extend his employment agreement, and that his employment had not theretofore been terminated, we will continue to pay him his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on June 30, 2018.
Employment Agreement with Scott Wieland, Ph.D.
Scott Wieland is employed as our Senior Vice President — Drug Development pursuant to an employment agreement dated as of January 10, 201t that is to expire on December 31, 2017. Dr. Wieland is paid an annual base salary of $400,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion. In the event we terminate Dr. Wieland's employment without "cause" (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months' base salary.
We agree in Dr. Wieland's employment agreement that if we do not offer to renew or extend his employment agreement, and that his employment had not theretofore been terminated, we will continue to pay him his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on June 30, 2018.

Quantification of Termination Payments and Benefits
The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive's employment without "cause" or his resignation for "good reason," termination following a change in control and termination upon the executive's death of permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2016, and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

Termination Payments and Benefits

			Termination w/o Cause or, for Mr. Kriegsman and Dr. Levitt, for Good Reason
Name	Benefit	Note	Before Change in Control ($)	After Change in Control ($)	Death ($)	Disability ($)	Change in Control ($)
Steven A. Kriegsman – Chairman and Chief Executive Officer	Severance Payment	(4)	4,250,000	4,250,000	1,700,000	1,700,000	—
	Stock Options	(1)	1,811,000	1,811,000	1,811,000	1,811,000	1,811,000
	Health Insurance	(2)	210,885	210,885	84,400	84,400	—
	Life Insurance	(2)	27,400	41,100	—	27,400	—
	Bonus		750,000	750,000	300,000	300,000	—
	Tax Gross Up	(3)	—	—	—	—	—

John Y. Caloz Chief Financial Officer	Severance Payment	(4)	200,000	400,000	—	—	—
	Stock Options	(1)	—	554,000	554,000	554,000	554,000
	Health Insurance				23,300	23,300	—
Chief
Daniel Levitt, M.D., Ph.D. Executive Vice President and Chief Medical Officer	Severance Payment	(4)	625,000	1,250,000	—	—	—
	Stock Options	(1)	—	951,300	—	—	951,300
	Health Insurance		3,700	7,500	—	—	—

Scott Wieland, Ph.D. Senior Vice President – Drug Development	Severance Payment	(4)	200,000	400,000	—	—	—
	Stock Options	(1)	—	266,000	—	—	266,000
__________________

(1)
Represents the aggregate value of stock options that vest and become exercisable immediately upon each of the triggering events listed as if such events took place on December 31, 2016, determined by the aggregate difference between the stock price as of December 31, 2016 and the exercise prices of the underlying options.

(2)
Represents the cost as of December 31, 2016 for benefits provided to Mr. Kriegsman for a period of two years after his termination date, or until the expiration of his employment contract, whichever is later; or in the event of a change in control, a period of three years.

(3)
Each of Mr. Kriegsman's and Dr. Levitt's employment agreements provides that if a change in control (as defined in our 2000 Plan or our 2008 Plan) occurs during the term of the employment agreement, and if, during the term and within two years after the date on which the change in control occurs, Mr. Kriegsman's or Dr. Levitt's employment, respectively, is terminated by us without "cause" or by him for "good reason" (each as defined in their respective employment agreement), then, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman or Dr. Levitt, respectively, resulting from the termination of their respective employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we will pay Mr. Kriegsman or Dr. Levitt, respectively, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax. Based on each of Mr. Kriegsman's and Dr. Levitt's past compensation and the estimated payment that would result from a termination of employment following a change in control, we have estimated that a gross-up payment would not be required. "Good reason" as defined in each of Mr. Kriegsman's and Dr. Levitt's employment agreement includes any change in Mr. Kriegsman's or Dr. Levitt's duties or title, as applicable, that are inconsistent with their respective positions. Mr. Kriegsman's employment agreement provides that, if the employment agreement is not renewed by us or by Mr. Kriegsman upon the expiration of its term on December 31, 2021, Mr. Kriegsman will be entitled to the termination payments and benefits described above.

(4)
Severance payments are prescribed by our employment agreements with the named executive officers and represent a factor of their annual base compensation ranging from six months to two years, except for Mr. Kriegsman, which is the later of December 2021, the expiry of his agreement, or three years.

Compensation of Directors
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. Directors who also are employees of our company currently receive no compensation for their service as directors or as members of board committees. In setting director compensation, we consider the significant amount of time that directors dedicate to the fulfillment of their director responsibilities, as well as the competency and skills required of members of our board. The directors' current compensation schedule has been in place since December 2013. The directors' annual compensation year begins with the annual election of directors at the annual meeting of stockholders. The annual retainer year period has been in place for directors since 2003. Periodically, our board of directors reviews our director compensation policies and, from time to time, makes changes to such policies based on various criteria the board deems relevant.
Our non-employee directors receive a quarterly retainer of $6,000 (plus an additional $5,000 for the Chairmen of the Audit, Compensation and Strategy Committees, and $1,500 for the Chairman of the Nomination and Governance Committee), a fee of $3,000 for each board meeting attended ($750 for board actions taken by unanimous written consent), $2,000 for each meeting of the Audit Committee and Compensation Committee attended, and $1,000 for each meeting of the Nomination and Governance Committee meeting attended. Non-employee directors who serve as the chairman of a board committee receive an additional $2,000 for each meeting of the Nomination and Governance Committee attended and an additional $2,500 for each meeting of the Audit, Compensation or Strategy Committees attended. During 2016, we granted ten-year stock options to purchase 180,000 shares of our common stock to our newly appointed non-employee director, Dr. Earl Brien at an exercise price equal to the market value of our common stock on the date of grant. In December 2016, we also granted ten-year stock options to purchase 180,000 shares of our common stock to each non-employee director at an exercise price equal to the market value of our common stock on the date of grant. The options vested, in full, upon grant.

The following table sets forth the compensation paid to our non-employee directors for 2016:
Director Compensation Table
Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)(2)	Total ($)
Joseph Rubinfeld, Ph.D., Lead Director (3)	136,000	66,420	202,420
Louis J. Ignarro, Ph.D.	85,750	66,420	152,170
Anita J. Chawla, Ph.D.	65,750	66,420	132,170
Eric J. Selter	100,750	66,420	167,170
Cheryl Cohen (4)	77,750	—	77,750
Earl W. Brien, M.D. (5)	7,750	146,520	154,270
____________
(1)	The amounts in this column represent cash payments made to non-employee directors for annual retainer fees, committee and/or chairmanship fees and meeting fees during the year.
(2)
The amount recognized for these awards was calculated using the Black Scholes option-pricing model and reflect grants under our 2008 Stock Incentive Plan. In December 2016, we granted stock options to purchase 180,000 shares of our common stock to each non-employee director at an exercise price equal to the current market value of our common stock on the date of grant, which had an aggregate grant date fair value of $66,420.

(3)	Dr. Rubinfeld passed away in December, 2016.
(4)	Ms. Cohen resigned from our board on October 15, 2016.
(5)
In December, 2016, we granted stock options to purchase 180,000 shares of our common stock to newly-appointed non-employee director, Earl Brien, M.D. at an an exercise price equal to the to the current market value of our common stock on the date of grant, which had an aggregate grant date fair value respectively of $80,100, calculated in accordance with FASB ASC Topic 718.

Code of Ethics
We have adopted a Code of Ethics applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, a copy of which is available on our website at www.cytrx.com . We will furnish, without charge, a copy of our Code of Ethics upon request. Such requests should be directed to Attention: Corporate Secretary, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California, or by telephone at 310-826-5648.
Board Leadership Structure
On October 15, 2014, our board of directors appointed Mr. Kriegsman as Chairman of the Board.  The Chairman of the Board presides at all meetings of our board of directors (but not at its executive sessions) and exercises and performs such other powers and duties as may be assigned to him from time to time by the board or prescribed by our amended and restated bylaws.
Our board of directors has no established policy on whether it should be led by a Chairman who is also the Chief Executive Officer, but periodically considers whether combining, or separating, the role of Chairman and Chief Executive Officer is appropriate.  At this time, our board is committed to the combined role given the circumstances of our company, including Mr. Kriegsman's knowledge of the pharmaceutical industry and our company's strategy. Our board believes that having a Chairman who also serves as the Chief Executive Officer allows timely communication with our board on company strategy and critical business issues, facilitates bringing key strategic and business issues and risks to the board's attention, avoids ambiguity in leadership within the company, provides a unified leadership voice externally and clarifies accountability for company business decisions and initiatives. In December 2016, Dr. Ignarro was appointed as an independent Lead Director to act as a liaison between the Chairman of the Board and the independent directors. Prior to his death in late 2016, our former director, Joseph Rubinfeld, Ph.D., served as our lead independent director. The board will continue to assess whether this leadership structure is appropriate and will adjust it as it deems appropriate.
Board of Directors' Role in Risk Oversight
In connection with its oversight responsibilities, our board of directors, including the Audit Committee, periodically assesses the significant risks that we face. These risks include, but are not limited to, financial, technological, competitive, and operational risks. Our board of directors administers its risk oversight responsibilities through our Chief Executive Officer and Chief Financial Officer, who review and assess the operations of our business as well as operating management's identification, assessment and mitigation of the material risks affecting our operations.

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE CYTRX CORPORATION RESTATED CERTIFICATE OF
INCORPORATION TO ENABLE OUR BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT
Purpose
On August 24, 2016, we received notice from The NASDAQ Capital Market ("Nasdaq") that the closing bid price for our common stock had been below $1.00 for the previous 30 consecutive business days, and that we are therefore not in compliance with the minimum bid price requirement for continued inclusion on NASDAQ under Nasdaq Listing Rule 5550(a)(2). The notice indicated that we would have 180 calendar days, or until February 21, 2017, to regain compliance with this requirement. On February 22, 2017, Nasdaq notified us that we are eligible for an extension to comply with the minimum $1.00 bid price requirement through August 21, 2017, by which date we must evidence compliance for at least ten consecutive business days. If compliance cannot be demonstrated by August 21, 2017, Nasdaq will provide written notification that our common stock will be delisted. In the event of such a notification, we may appeal Nasdaq's determination, but there can be no assurance Nasdaq would grant any such request for continued listing.  Accordingly, if necessary, in order to maintain the listing of our common stock on Nasdaq, we propose to effect a reverse split of our common stock.
The Delaware General Corporation Law permits a corporation's board of directors to effect a reverse stock split within a reasonable period of time following stockholder approval of a reverse stock split within a specific range, as long as the corporation's board of directors approves the specific reverse stock split ratio within the range specified. Our Restated Certificate of Incorporation does not currently afford our board of directors the power to effect a reverse stock split. To do so, we propose to amend and restate in its entirety the last paragraph of Article Fourth of our Restated Certificate of Incorporation to read as follows:
"FOURTH: Upon the effectiveness of the Certificate of Amendment of the Restated Certificate of Incorporation adding this paragraph (the "Effective Time"), each three (3) to eight (8) shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, the exact ratio within the range of three (3) to eight (8) to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's exchange agent in lieu of such fractional share interests, upon receipt by the Corporation's exchange agent of any required transmittal letter properly completed and duly executed by the stockholder, and, where shares are held in certificated form, the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's exchange agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."
The full text of the amendment is set forth as Annex A to this Proxy Statement.
If our stockholders approve this Proposal 2, and if necessary in order to prevent the delisting of our common stock on The NASDAQ Capital Market, we plan to file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation in the form of Annex A to this Proxy Statement with the Secretary of State of the State of Delaware and effect a reverse split of the shares of our common stock on the basis of one share for each approximately five shares outstanding. The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of our common stock or preferred stock. Except for any insignificant changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as the stockholder did immediately prior to the split.
Although this Proxy Statement describes our board of directors' intention to declare a specific reverse stock split, Proposal 2 is not limited to the specific reverse stock split described in this Proxy Statement. Our board of directors may elect to effect a reverse stock split at a higher or lower ratio than the approximately 1-for-5 ratio described in this proxy statement so long as it is in the range of between 1-for-3 and 1-for-8.

Notwithstanding the approval of Proposal 2 at the Annual Meeting, our board of directors may elect to abandon the Certificate of Amendment at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, without further action by the stockholders, if the reverse stock split in not necessary to ensure the continued listing or our common stock on Nasdaq.
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the market price per share of our common stock after the reverse stock split (the "New Shares") will rise or remain constant in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split (the "Old Shares") or maintain a high enough per share trading price to maintain Nasdaq listing in the future.
The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In certain cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.
Principal Effects of the Reverse Stock Split
Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

•	the Old Shares owned by a stockholder would be converted automatically into the New Shares;

•	the number of shares of our common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio;

•
based on the reverse stock split ratio, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of our common stock, which will result in approximately the same aggregate exercise price being required to be paid upon exercise of such options and warrants after the reverse stock split as immediately before the reverse stock split;

If Proposal 2 is approved and the reverse stock split is effected, the reverse stock split will be effected simultaneously for all of our common stock and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders in the same way.
Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. All such shares will be rounded up to the next whole share.
Odd Lots. If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.
Authorized Shares. Upon the effectiveness of the reverse stock split, because the number of authorized shares of common stock in our Amended and Restated Certificate of Incorporation will not change, the number of authorized shares of common stock that are not issued or outstanding (and are therefore available for future issuance) would increase due to the reduction in the number of shares of our common stock issued and outstanding resulting from the reverse stock split. As of the record date, we had 250,000,000 shares of common stock authorized and 152,054,818 shares of common stock issued and outstanding. Authorized but unissued common stock will be available for future issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may be diluted. We have no present plan, agreement or understanding to issue any of our authorized but unissued shares of common stock or preferred stock if the reverse stock split is effected.
The reverse stock split will not affect our authorized shares of preferred stock or the number of shares of preferred stock designated as Series A Junior Participating Preferred Stock or Series B Convertible Preferred Stock. Any future issuance of preferred shares may have rights, preferences or privileges senior to those of our common stock.

2008 Plan Share Limitation.  Upon effectiveness of the reverse stock split, the aggregate number of shares of our common stock subject to the 2008 Plan and the Section 162(m) limitation under our 2008 Stock Incentive Plan, or 2008 Plan, will increase relative to the outstanding shares of our common stock, because upon the effectiveness of the reverse stock split the number of shares of our common stock subject to outstanding options under the 2008 Plan will be reduced based on the reverse stock split ratio.
Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to common stock will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock for past financial periods will be conformed accordingly.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the stockholders approve Proposal 2, our board of directors, in its discretion, will determine whether to file the Certificate of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware and effect the reverse stock split. Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.
Dissenters' Rights
Under Delaware Law, our stockholders are not entitled to dissenters' rights with respect to Proposal 2 or the reverse stock split, and we will not independently provide stockholders with any such right.
Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended ( i.e. , generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.
No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.
Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.
Vote Required

Proposal 2 will be approved if a quorum is present at the Annual Meeting and Proposal 2 receives the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ENABLE OUR BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT

PROPOSALS 3 AND 4
APPROVAL OF AMENDMENTS TO THE CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN
On November 21, 2008, our board of directors adopted the CytRx Corporation 2008 Stock Incentive Plan, which we refer to as the "2008 Plan."  On November 21, 2008, our board of directors adopted the CytRx Corporation 2008 Stock Incentive Plan, which we refer to as the "2008 Plan." The adoption of the 2008 Plan was approved by our stockholders at the 2009 annual meeting of stockholders held on July 1, 2009. There have been eight subsequent amendments to the 2008 Plan approved by our stockholders. On May 14, 2012, our stockholders approved an increase in the number of shares issuable under the 2008 Plan and the Section 162(m) limitation. These same sections were amended again, effective July 11, 2013. At the 2015 Annual Meeting, our stockholders approved another increase in the number of shares issuable under the 2000 Plan and also clarified the board's lack of authority to take any action to effectuate a repricing of any outstanding award under the 2008 Plan. At last year's Annual Meeting, our stockholders approved amendments to increase the number of shares issuable under the 2008 Plan by 10,000,000 shares and increased the Section 162(m) limitation to 1,500,000 shares.
On May 17, 2017, our board of directors, adopted, subject to approval by our stockholders, amendments to the 2008 Plan to (i) fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares and (ii) fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the "Section 162(m) limitation," at 1,500,000 shares. The amendments also are subject to the approval of Proposal 2 regarding the reverse stock split and to effectuation of the reverse stock split as described below. We are asking for your approval of these two amendments, which are presented separately.
Copies of the amendments are included as Annexes B and C, respectively, to this Proxy Statement. The amendments make no other changes to the 2008 Plan.
Proposal 3 - Ninth Amendment to 2008 Plan
As of May 12, 2017, there were 18,957,665 shares of our common stock previously issued or subject to outstanding awards under the 2008 Plan and 10,221,620 shares of our common stock were available for future awards under the 2008 Plan.
The ninth amendment to the 2008 Plan fixes the aggregate number of shares of our common stock set aside and reserved for issuance under the 2008 Plan at 10,000,000 shares, including shares previously issued or subject to the outstanding awards under the 2008 Plan, after giving effect to the reverse stock split, if any, described in Proposal 2. This first amendment to the 2008 Plan will become effective, subject to stockholder approval of this Proposal 3, only if Proposal 2 relating to the reverse stock split is approved by our shareholders and our board of directors effects the reverse stock split. If our stockholders approve this ninth amendment to the 2008 Plan and Proposal 2, and if the reverse stock split is effected, we may make awards of the resulting additional shares under the 2008 Plan as described below.
If our stockholders do not approve this Proposal 3, or if our stockholders approve this Proposal 3 but not the 2008 Plan, will not implement this ninth amendment to the 2008 Plan. If Proposal 2 is approved and our board of directors effects the reverse stock split as described in Proposal 2, but this Proposal 3 is not approved, the number of shares currently subject to outstanding awards and the number of shares available for future awards the 2008 Plan will be reduced proportionately based on the reverse stock split ratio.
Our board of directors believes that the grant of options and other stock awards is an important incentive for any employees, officers and directors.  Our board anticipates, therefore, that our needs under the 2008 Plan over the next several years will exceed the number of shares of common stock that would be available after giving effect to the reverse stock split, bearing in mind that, unless this Proposal 3 is approved, the number of shares available for future issuance under the 2008 Plan will be reduced proportionately if Proposal 2 relating to the reverse stock split is approved and our board of directors effects the reverse stock split. The effect of this ninth amendment to the 2008 Plan, including shares previously issued or subject to the outstanding awards under the 2008 Plan, will be to increase the aggregate number of shares of our common stock that otherwise would be subject to the 2008 Plan after the reverse stock split. The exact number of increased shares cannot be specified, because the specific reverse stock split ratio has not been determined. As an example, however, based on a reverse stock split ratio of 1-for-5, the aggregate number of shares subject to the 2008 Plan, including shares subject to future awards under the 2008 Plan, would become 6,000,000 (i.e., 30,000,000 divided by 5) as a result of the reverse stock split without giving effect to the adoption of this Proposal 3. If this Proposal 3 is approved, however, the aggregate number of shares subject to the 2008 Plan would be fixed at 10,000,000 shares after giving effect to the reverse stock split.  This would represent an increase of 4,000,000 shares subject to the 2008 Plan, including an increase of approximately 1,955,676 shares available for future awards, based on the foregoing hypothetical 1-for-5 reverse stock split ratio.

Proposal 4 – Tenth Amendment to 2008 Plan
At present under the 2008 Plan, the maximum number of shares subject to stock options that may be awarded under the 2008 Plan in any twelve-month period to any one participant, which we refer to as the "Section 162(m) limitation," is 1,500,000 shares.
The tenth amendment to the 2008 Plan maintains the Section 162(m) limitation at 1,500,000 shares after giving effect to the reverse stock split.
The purpose of this amendment is to afford us additional flexibility under the Plan to make grants of stock options without limiting the deductibility of the non-cash expense associated with stock option awards in excess of the current Section 162(m) limitation, bearing in mind that, unless this Proposal 4 is approved, the number of shares subject to the Section 162(m) limitation would be reduced proportionately if Proposal 2 relating to the reverse stock split is approved and our board of directors effects the reverse stock split.
This tenth amendment to the 2008 Plan will become effective only if our stockholders approve this amendment and if Proposal 2 also is approved and our board of directors effects the reverse stock split.
If our stockholders do not approve this Proposal 4, or if Proposal 2 is not approved, we will not implement this tenth amendment to the 2008 Plan. This means that if Proposal 2 is approved and our board of directors effects the reverse stock split as described in Proposal 2, but this Proposal 4 is not approved, the Section 162(m) limitation under the 2008 Plan will be reduced proportionately based on the reverse stock split ratio.
The effect of this second amendment to the 2008 Plan will be to increase the number of shares that otherwise would be subject to the Section 162(m) limitation after the reverse stock split. The exact number of increased shares cannot be specified, because the specific reverse stock split ratio has not been determined.  As an example, however, based on a reverse stock split ratio of 1-for-5, the number of shares subject to the Section 162(m) limitation would become 300,000 (i.e., 1,500,000 divided by 5) as a result of the reverse stock split without giving effect to the adoption of this Proposal 4. If this Proposal 4 is approved, however, the number of shares subject to the Section 162(m) limitation would be maintained at 1,500,000 shares after giving effect to the reverse stock split. This would represent an increase of 1,200,000 shares subject to the Section 162(m) limitation based on the hypothetical 1-for-5 reverse stock split ratio.
New (Amended) Plan Benefits
The table below presents the number of shares of our common stock underlying options and restricted shares that have been previously granted under the 2008 Plan to our current executive officers, current other employees and current non-executive directors:
Name and Position	Number of Shares Granted or Underlying Awards Granted
Steven A. Kriegsman, Chairman and Chief Executive Officer and Director (1)	7,031,900
Daniel Levitt, M.D., Ph.D., Chief Operating Officer and Chief Medical Officer (2)	2,107,143
John Y. Caloz, Chief Financial Officer	1,135,714
Scott Wieland, Ph.D., Sr. Vice President, Clinical and Regulatory Affairs	742,857
Louis Ignarro, Ph.D., Director	834,286
Anita J. Chawla, Ph.D., Director	540,000
Eric J. Selter, Director	687,142
Earl W. Brien, M.D., Director	360,000
Executive Officer Group	11,017,614
Non-Executive Director Group	2,421,428
Non-Executive Officer Employee Group	3,208,860
___________________
(1) Includes 2,325,581 restricted shares
(2) Includes 200,000 restricted shares

Purpose
Our board of Directors adopted the 2008 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our approximately thirty-one current officers, employees, directors and consultants are eligible to participate in the 2008 Plan.
Administration
Unless it delegates administration to a committee as described below, our board will administer the 2008 Plan. Subject to the provisions of the 2008 Plan, our board has the power to construe and interpret the 2008 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards. Moreover, notwithstanding anything to the contrary in the 2008 Plan, our board has no authority to: (i) reprice any outstanding Stock Awards under the 2008 Plan, (ii) cancel and re-grant any outstanding Stock Awards under the 2008 Plan; or (iii) effect any other action that is treated as a repricing for financial accounting purposes.
Our board has the power to delegate administration of the 2008 Plan to a committee composed of one or more directors. In the discretion of our board, a committee may consist solely of two or more "Outside Directors" or two or more "Non-Employee Directors" (as such terms are defined in the 2008 Plan). Within the scope of such authority, our board or the committee may (1) delegate to a committee of one or more directors who are not Outside Directors the authority to grant awards to eligible persons who are either (a) not then "Covered Employees" (as such term is defined in the 2008 Plan) and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom CytRx wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more directors who are not Non-Employee Directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934.
Our board has delegated administration of the 2008 Plan to the Compensation Committee of our board, as described under "Equity Incentive Compensation on page 21 of this Proxy Statement. As used in this section with respect to the 2008 Plan, references to the "board" include the Compensation Committee or any other committee to which our board delegates administration of the 2008 Plan.
Stock Subject to the 2008 Plan
Subject to the provisions of subsection 11(a) of the 2008 Plan relating to adjustments upon changes in common stock, an aggregate of 30,000,000 shares of common stock were previously set aside and reserved for issuance pursuant to the 2008 Plan, including 18,957,665 shares previously issued or subject to outstanding awards under the 2008 Plan and 10,221,620 shares available for future awards under the 2008 Plan. If the ninth amendment to the 2008 Plan described in Proposal 3 is approved at the Annual Meeting, subject to the approval of Proposal 2 relating to the reverse stock split after giving effect to the reverse stock split, if any, the aggregate number of shares of common stock subject to the 2008 Plan, including shares previously issued or subject to the outstanding awards or available for future awards under the 2008 Plan, will be fixed at 10,000,000 shares.
If awards granted under the 2008 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2008 Plan. If shares of common stock issued pursuant to awards under the 2008 Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2008 Plan.
If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an option, or the issuance of shares under a stock bonus award or restricted stock award, or the award is exercised through a reduction of shares subject to the award ("net exercised"), then the number of shares that are not delivered will not again be available for issuance under the 2008 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2008 Plan.

Eligibility
Incentive stock options may be granted under the 2008 Plan only to employees of CytRx and its affiliates. Employees, directors and consultants of both CytRx and its affiliates are eligible to receive all other types of awards under the 2008 Plan.
No incentive stock option may be granted under the 2008 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of CytRx or any affiliate of CytRx, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.  In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any option holder during any calendar year (under the 2008 Plan and any other such plans of CytRx and its affiliates) may not exceed $100,000.
Subject to the provisions of Section 11 of the 2008 Plan relating to adjustments upon changes in the shares of common stock, no employee may be granted options under the 2008 Plan exercisable for more than 1,500,000 shares of common stock during any twelve-month period, which we refer to as the "Section 162(m) limitation."  If the tenth amendment to the 2008 Plan described in Proposal 4 is approved at the Annual Meeting, subject to the approval of Proposal 2 relating to the reverse stock split, the Section 162(m) limitation will be fixed at 1,500,000 shares of common stock after giving effect to the reverse stock split.
A consultant is not eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act of 1933 is not available to register either the offer or the sale of our securities to such consultant because of the nature of the services that the consultant is providing to us, or because the consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless we determine both (i) that such grant (A) shall be registered in another manner under the Securities Act or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.
Terms of Options
Options may be granted under the 2008 Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2008 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.
Exercise Price; Payment
The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than the fair market value of the common stock subject to the option on the date of grant.
The exercise price of options granted under the 2008 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our board, (i) by delivery of other shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, (iv) pursuant to a cashless exercise as permitted under applicable SEC and the Federal Reserve board, or (v) in any other form of legal consideration acceptable to our board.
Vesting
Options granted under the 2008 Plan may become exercisable in cumulative increments, or "vest," as determined by our board. Our board has the power to accelerate the time as of which an option may vest or be exercised.
Tax Withholding
To the extent provided by the terms of an option agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing CytRx to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned CytRx common stock or by a combination of these means.

Term
The maximum term of options under the 2008 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options awarded under the 2008 Plan generally will terminate three months after termination of the participant's service unless: (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any period of time ending on the earlier of 12 months following such termination, or the expiration of the term of the option as set forth in the option agreement; (ii) the participant dies before the participant's service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death), by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution, within the period ending on the earlier of the date 18 months following the participant's death or the expiration of the term of the option as set forth in the option agreement; or (iii) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.
A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.
Restrictions on Transfer
The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option.  Our board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Otherwise, the same restrictions on transfer applicable to incentive stock options apply to nonstatutory stock options.
Terms of Stock Bonus Awards and Restricted Stock Awards
Stock bonus awards may be granted under the 2008 Plan pursuant to stock bonus agreements. Restricted stock awards may be granted under the 2008 Plan pursuant to restricted stock purchase agreements.
Payment
Our board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than the par value, if any, of the common stock on the date such award is made or at the time the purchase is consummated. Our board may award stock bonuses in consideration of past services without a purchase payment.
The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2008 Plan must be paid either in cash at the time of purchase or, at the discretion of our board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the board; provided, however, that payment of the par value of the restricted stock may not be made by deferred payment.
Vesting
Shares of stock awarded under the stock bonus agreement may, but need not, be subject to a repurchase option in favor of CytRx in accordance with a vesting schedule as determined by our board.  Unless the stock bonus agreement provides otherwise, all shares subject to the agreement will become fully vested upon the occurrence of a "Corporate Transaction" (as such term is defined in the 2008 Plan) pursuant to subsection 11(c) of the 2008 Plan.  Shares of stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to CytRx or be subject to other restrictions that will lapse in accordance with a vesting schedule to be determined by our board.  Unless the stock purchase agreement otherwise provides, all restricted shares subject to the agreement will become fully vested upon the occurrence of a Corporate Transaction pursuant to subsection 11(c) of the 2008 Plan.
Our board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2008 Plan.

Termination of Service
Upon termination of a participant's service, we may reacquire any shares of stock that have not vested as of such termination under the terms of the stock bonus agreement. We will not exercise this repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.
Upon termination of a participant's service, any or all of the shares of common stock held by the participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement will be forfeited to us in accordance with the restricted stock purchase agreement.
Restrictions on Transfer
Rights under a stock bonus agreement or restricted stock purchase agreement may not be transferred, except where such transfer is expressly authorized by the terms of the applicable stock bonus agreement or restricted stock purchase agreement.
Adjustment Provisions
At present under the 2008 Plan, if any change is made to the outstanding shares of common stock without our receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments will be made in the class and maximum number of shares of common stock subject to the 2008 Plan and outstanding awards. In any such event, the 2008 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2008 Plan and the Section 162(m) limitation, and outstanding awards will be adjusted in the class, number of shares and price per share of common stock subject to such awards. The number of shares subject to the 2008 Plan and the Section 162(m) limitation provided for in the ninth and tenth amendments to the 2008 Plan as described in Proposals 3 and 4 are after giving effect to the reverse stock split, if any, as described in Proposal 2.
Effect of Certain Corporate Transactions
In the event of (i) a sale, lease or other disposition of all or substantially all of our capital stock or assets, (ii) a merger or consolidation of CytRx in which CytRx is not the surviving corporation or (iii) a reverse merger in which CytRx is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may assume awards outstanding under the 2008 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.
The 2008 Plan provides that, in the event of a dissolution or liquidation of CytRx, all outstanding awards under the 2008 Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to CytRx's repurchase option or to forfeiture may be repurchased by CytRx or forfeited, notwithstanding whether the holder of such stock is still providing services to CytRx.
Duration, Amendment and Termination
Our board may suspend or terminate the 2008 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2008 Plan will terminate on November 20, 2018.
Our board may amend the 2008 Plan at any time, and from time to time.  However, except as provided in Section 11 of the 2008 Plan relating to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Securities Exchange Act of 1934 or any securities exchange listing requirements. The amendments to the 2008 Plan described in Proposal 3 and Proposal 4 are being submitted to our stockholders in accordance with the 2008 Plan in order to satisfy applicable listing standards of The NASDAQ Capital Market and the requirements of Section 422 of the Code.
Our board may submit any other amendment to the 2008 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

Federal Income Tax Information
The following is a summary of the principal United States federal income tax consequences to the participant and us with respect to participation in the 2008 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
Incentive Stock Options
There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option.  Upon exercise of the option, the excess of the fair market value of the stock over the exercise price (the "spread") will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise.  A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise.  If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.
Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses
Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2008 Plan generally have the following federal income tax consequences.
There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the participant will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to "a substantial risk of forfeiture" (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the participant elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the participant generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the participant's holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a participant makes a Section 83(b) election, the participant will recognize ordinary income equal to the difference between the stock's fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent  gain or loss will begin at the date of receipt.
With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.
 Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Bonus Awards
Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares.  We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.
However, if the shares issued upon the grant of a stock bonus award are unvested and subject to reacquisition or repurchase by us in the event of the participant's termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our reacquisition or repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.
Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
Potential Limitation on Company Deductions
Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a Covered Employee in a taxable year to the extent that compensation to such Covered Employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a Covered Employee from CytRx, may cause this limitation to be exceeded in any particular year.
Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising Outside Directors and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant. The 2008 Plan is designed to comply with this exception from the deduction limitation under Section 162(m).
Awards to purchase restricted stock and stock bonus awards under the 2008 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).
Relationship Among Proposals 2, 3 and 4
The ninth and tenth amendments to the 2008 Plan described in Proposals 3 and 4, if approved at the Annual Meeting, will be dependent upon stockholder approval of Proposal 2, and will not become effective or be implemented unless they are approved by our stockholders and Proposal 2 also is approved and the reverse stock split is effected by our board of directors. Proposals 3 and 4 are being presented separately for approval by our stockholders, and the approval or rejection of either of the Proposals will not affect the other Proposal.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS
 TO THE CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN DESCRIBED IN PROPOSALS 3 AND 4

PROPOSAL 5
APPROVAL OF AMENDMENT TO THE CYTRX CORPORATION RESTATED CERTIFICATE OF INCORPORATION
Under our Restated Certificate of Incorporation currently in effect, there are 250,000,000 shares of common stock and 5,000,000 shares of preferred stock authorized for issuance, of which 25,000 shares of preferred stock have been designated Series A Junior Participating Preferred Stock and 3,900 shares have been designated as Series B Convertible Preferred. On May 17, 2017, our Board of Directors approved an amendment to the Restated Certificate of Incorporation, subject to stockholder approval, to increase the shares of common stock authorized for issuance by 250,000,000 shares, which would bring the total number of common shares authorized for issuance to 500,000,000. The stockholders are asked to approve this amendment to the Restated Certificate of Incorporation, subject to our board of directors' right not to effect the Certificate of Amendment if Proposal 2 relating to the reverse stock split is approved at the Annual Meeting and the reverse stock split is effected. The full text of the amendment is set forth as Annex D to this Proxy Statement.
Increase in Common Stock
As of May 12, 2017 there were 152,054,818 million shares of common stock outstanding. In addition, as of such date, 17,055,486 shares were reserved under our stock option plans and 29,062,294 shares were reserved for issuance upon exercise of outstanding warrants. Accordingly, as of May 12, 2017, we had 51,827,402 shares of authorized but unissued and unreserved common stock available for issuance.
The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.
The purpose of the proposed increase in the number of authorized shares of common stock is to make such shares available for use by our board of directors as it deems appropriate or necessary. For example, such shares may be needed in the future in connection with acquiring another company or its business or assets, establishing a strategic relationship with a corporate partner or raising additional capital. Our board of directors has no present agreement, arrangement, plan or understanding, however, with respect to the issuance of any such additional shares of common stock.
If the amendment is approved by the stockholders, the board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law. Holders of our common stock as such have no statutory preemptive rights with respect to issuances of common stock and are not entitled to dissenter's rights with respect to the amendment.
Notwithstanding the approval of Proposal 5 at the Annual Meeting, our board of directors may elect to abandon the Certificate of Amendment at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, without further action by the stockholders, if Proposal 2 regarding the reverse stock split is approved at the Annual Meeting and the reverse stock split is effected. If Proposal 2 is approved and a reverse stock split is effected, the number of our outstanding shares of common stock would be reduced ratably, but our currently authorized shares of common stock and preferred stock would not be affected, effectively resulting in an increase in our available authorized but unissued shares of common stock.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO
THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES.

PROPOSAL 6
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Act also entitles our stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast the advisory vote on the compensation of our named executive officers. By voting on this Proposal, stockholders may indicate whether they would prefer that the advisory votes on named executive officer compensation take place every year, every two years or every three years.
After considering these three alternatives, our Board believes that conducting the advisory vote on executive compensation every year is appropriate for us and our stockholders at this time.
Vote Required
The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this Proposal at the Annual Meeting is required for advisory approval of the Proposal. Our board of directors will carefully consider the outcome of the vote when making future decisions regarding the frequency of the advisory vote on executive compensation. This vote is advisory in nature and not binding, however, and our board may decide that it is in the best interests of us and our stockholders to hold an advisory vote more or less frequently than the alternative that is approved by our stockholders.
THE BOARD RECOMMENDS A VOTE "EVERY YEAR" FOR THE CONDUCT OF AN ADVISORY VOTE
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 7
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 entitles our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.  Please refer to the discussion under "Executive Compensation" for a description of the compensation of our named executive officers.
We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which include the compensation disclosed under "Executive Compensation—Compensation Discussion and Analysis," the compensation tables and the related narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.
This vote is advisory in nature and therefore not binding on us, our Compensation Committee or our board of directors.  Our Compensation Committee and our board, however, value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the stockholders' concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Vote Required
The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on Proposal 5 at the Annual Meeting is required for advisory approval of the Proposal.
Recommendation of the board of directors
OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 8
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Appointment of BDO USA, LLP ("BDO")
BDO currently serves as our independent registered public accounting firm and has audited our financial statements for each of the years ended December 31, 2016, 2015 and 2014. BDO does not have and has not had any financial interest, direct or indirect, in CytRx, and does not have and has not had any connection with CytRx except in its professional capacity as our independent auditors.
Our Audit Committee has reappointed BDO to serve as our independent registered public accounting firm for the year ending December 31, 2017. The ratification by our stockholders of the appointment of BDO is not required by law or by our Restated Bylaws. Our board of directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of BDO. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interests of CytRx and its stockholders.
Any material non-audit services to be provided by BDO are subject to the prior approval of the Audit Committee. In general, the Audit Committee's policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm's independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.
We expect that representatives of BDO will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Audit Fees
The fees for 2016 and 2015 for BDO for professional services rendered in connection with the audits of our annual financial statements and internal controls over financial reporting and reviews of our unaudited quarterly financial statements and Form S-3 registration statements were $436,609 and $416,762, respectively.
Audit-Related Fees
There were no audit-related fees for 2016 and 2015 for BDO for professional services.
Tax Fees
The aggregate fees for BDO for professional services for tax compliance, tax advice and tax planning were $45,550 and $20,550 for 2016 and 2015, respectively.
All Other Fees
No other services were rendered by BDO in either 2016 or 2015.
Pre-Approval Policies and Procedures
It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit, provided to us by BDO for 2016 and 2015.
Vote Required
The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on Proposal 3 at the Annual Meeting is required for approval of the Proposal.
Recommendation of the board of directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE
APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS
Any Proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2018 must be received by us on or before March 14, 2018. Notice of stockholder Proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after that date. Only proper Proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement in 2018.
OTHER MATTERS
Expenses of Solicitation
We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.
We have engaged Alliance Advisors to assist in the solicitation of proxies.  We will pay Alliance Advisors a fee of $9,500.00 plus reasonable out-of-pocket charges and a flat fee of $5.50 per outbound proxy solicitation call.
We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.
Delivery of Proxy Materials to Households
Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this notice and Proxy Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a Proxy Statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary, or by telephone at 310-826-5648, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery in the future of only a single copy of annual reports or proxy statements if they are currently receiving multiple copies upon written or oral request to us at the address and telephone number stated above.
Miscellaneous
Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report
Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2016 filed with the SEC. These accompanying materials constitute our annual report to stockholders. We will provide, without charge upon written request, a further copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. Copies of the Form 10-K exhibits also are available without charge. Stockholders who would like such copies should direct their requests in writing to: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.
                      By Order of the board of directors

May 22, 2017	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

ANNEX A
AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
CYTRX CORPORATION
Article FOURTH of the Corporation's Restated Certificate of Incorporation shall be amended by deleting in its entirety the current paragraph at the end of the Fourth Article and replacing it with the following paragraph:
FOURTH: Upon the effectiveness of the Certificate of Amendment of the Restated Certificate of Incorporation adding this paragraph (the "Effective Time"), each three (3) to eight (8) shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, the exact ratio within the range of three (3) to eight (8) to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the " Reverse Stock Split "). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's exchange agent in lieu of such fractional share interests, upon receipt by the Corporation's exchange agent of any required transmittal letter properly completed and duly executed by the stockholder, and, where shares are held in certificated form, the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's exchange agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (" Old Certificates ") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

ANNEX B
Form of Ninth Amendment to CytRx Corporation 2008 Stock Incentive Plan
Subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, if any, Section 4(a) of the CytRx Corporation 2008 Stock Incentive Plan shall be amended and restated to read in its entirety as follows:
"(a) Share Reserve.  Subject to the provisions of Section 11(a) relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 10,000,000 shares of Common Stock.

ANNEX C
Form of Tenth Amendment to CytRx Corporation 2008 Stock Incentive Plan
Subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, if any, Section 5(c) of the CytRx Corporation 2008 Stock Incentive Plan of CytRx Company shall be amended to read in its entirety as follows:
"(c) Section 162(m) Limitation.  Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than 1,500,000 shares of Common Stock during any twelve-month period.

ANNEX D
AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
OF
CYTRX CORPORATION
Article FOURTH of the Corporation's Restated Certificate of Incorporation shall be amended by deleting in its entirety the Fourth Article and replacing it with the following:
"FOURTH: The total number of shares of all classes of stock that the corporation shall have the authority to issue is Five Hundred Five Million (505,000,000), of which Five Hundred Million (500,000,000) shall be common stock, par value $0.001 per share (the "Common Stock"), and Five Million (5,000,000) shall be preferred stock, par value $0.01 per share (the "Preferred Stock").
The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, any qualifications, limitations or restrictions thereof."

PROXY
CytRx Corporation
11726 San Vicente Boulevard, Suite 650,Los Angeles, California 90049
Annual Meeting of Stockholders

The undersigned stockholder of CytRx Corporation (the "Company") hereby revokes all prior proxies and constitutes and appoints Mr. David Haen and Mr. John Y. Caloz, or either one of them, as proxy and attorney-in-fact, each with full power of substitution, to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Hotel Bel Air (701 Stone Canyon Road, Los Angeles, California 90077) at 10:00 A.M., Pacific Daylight Time on Wednesday, July 12, 2017 and at any postponement or adjournment thereof (the "Annual Meeting"), upon the Proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated May 22, 2017, the receipt of which is acknowledged, in the manner specified below:
The Board of Directors recommends you vote FOR the election of Mr. Kriegsman:
1.
Election of Directors. On the Company's Proposal to elect the following nominee as a Class II director to serve until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Mr. Steven A. Kriegsman	For ☐	Withhold Authority ☐

The Board of Directors recommends you vote FOR the following proposals:

2.
Stock Split. On the Proposal to amend the CytRx Restated Certificate of Incorporation to enable the CytRx Board of Directors to effect a reverse stock split at any time prior to the 2018 Annual Meeting of Stockholders in the range of between 1-for-3 to 1-for-8:

For ☐	Against ☐	Abstain ☐

3.
Ninth Amendment to 2008 Stock Incentive Plan.  On the Proposal to approve an amendment to the CytRx 2008 Stock Incentive Plan to fix the aggregate number of shares of common stock subject to the plan at 10,000,000 shares, subject to the approval of Proposal 2 and after giving effect to the reverse stock split:

For ☐	Against ☐	Abstain ☐

4.
Tenth Amendment to 2008 Stock Incentive Plan.  On the Proposal to approve an amendment to the CytRx 2008 Stock Incentive Plan to fix the "Section 162(m) limitation" at 1,500,000 shares, subject to the approval of Proposal 2 and after giving effect to the reverse stock split:

For ☐	Against ☐	Abstain ☐

5.
Increase in Shares Authorized. On the Proposal to approve the Amendment to the CytRx Restated Certificate of Incorporation to increase the authorized number of shares of stock from 255,000,000 to 505,000,000, if Proposal 2 is not approved or the reverse stock split is not effected:

For ☐	Against ☐	Abstain ☐

The Board of Directors recommends you vote EVERY YEAR on the following proposal:

6.	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. On the Proposal for an advisory vote on the frequency of future advisory votes on executive compensation:

EVERY YEAR ☐	EVERY TWO YEARS ☐	EVERY THREE YEARS ☐	Abstain ☐

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The Board of Directors recommends you vote FOR the following proposals:

7.	Advisory Vote on Executive Compensation. On the Proposal for an advisory vote to approve the compensation of CytRx's named executive officers as disclosed in the Proxy Statement:

For ☐	Against ☐	Abstain ☐

8.
Appointment of Independent Registered Public Accounting Firm. On the Proposal to ratify the appointment of BDO USA, LLP as CytRx's independent registered public accounting firm for the fiscal year ending December 31, 2017:

For ☐	Against ☐	Abstain ☐

This Proxy, if properly executed and returned prior to the Annual Meeting, will be voted in the manner directed above. If no direction is made, this Proxy will be voted in accordance with the recommendations of the CytRx Board of Directors for Proposals 1 through 8 and in the proxy holder's discretion on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign this Proxy exactly as your name appears on your stock certificate and date it below. Where shares are held jointly, each stockholder must sign. When signing as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign using the full corporate name by president or other authorized officer, indicating the officer's title. If a partnership, please sign in the partnership's name by an authorized person.
Shares Held: _____________

Signature [PLEASE SIGN WITHIN BOX]   Date                                                                                          Signature [Joint Owners]         Date

THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION'S BOARD OF
DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.

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